Exhibit C(10)

D84432.A(BF)                                                      Execution Copy


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                               INDENTURE OF TRUST


                                 by and between


                           Port of St. Helens, Oregon


                                       and


                                  Chemical Bank





                         -------------------------------

                           Dated as of August 1, 1990

                         -------------------------------


                           Relating to the issuance of


                           PORT OF ST. HELENS, OREGON
            VARIABLE RATE DEMAND POLLUTION CONTROL REVENUE BONDS,
                                  SERIES 1990A
                 (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)
                                   $9,600,000




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

                                TABLE OF CONTENTS

                    (This Table of Contents is not a part of
                        the Indenture of Trust but is for
                         convenience of reference only.)

                                                                          Page

Parties......................................................................1
Preambles....................................................................1

                                    ARTICLE I
                                   Definitions

Section 1.1.      Definitions................................................3
Section 1.2.      Number and Gender.........................................17
Section 1.3.      Articles, Sections, Etc...................................17

                                   ARTICLE II
                                    The Bonds

Section 2.1.      Authorization of Bonds; Terms of Series 1990A Bonds.......18
Section 2.2.      Additional Bonds..........................................34
Section 2.3.      Execution of Bonds........................................35
Section 2.4.      Exchange of Bonds.........................................36
Section 2.5.      Bond Register.............................................36
Section 2.6.      Temporary Bonds...........................................37
Section 2.7.      Bonds Mutilated, Lost, Destroyed or Stolen................37

                                   ARTICLE III
             Issuance of Bonds; Project Construction; Rebate Fund

Section 3.1.      Authentication and Delivery of Bonds......................39
Section 3.2.      Application of Proceeds of Bonds..........................40
Section 3.3.      Establishment of Construction Fund........................40
Section 3.4.      Payments from Construction Fund...........................41
Section 3.5.      Procedure Upon Completion of Project......................42
Section 3.6.      Automatic Transfer of Construction Fund Moneys in
                  Certain Cases.............................................42
Section 3.7.      Rebate Fund...............................................43

                                   ARTICLE IV
                               Redemption of Bonds

Section 4.1.      Redemption of Bonds.......................................46
Section 4.2.      Selection of Bonds for Redemption.........................55
Section 4.3.      Notice of Redemption......................................55
Section 4.4.      Partial Redemption of Registered Bonds....................58
Section 4.5.      Effect of Redemption......................................58

                                    ARTICLE V
                                    Revenues

Section 5.1.      Pledge of Revenues........................................59
Section 5.2.      Bond Fund.................................................59
Section 5.3.      Trustee Authorized to Draw on Letter of Credit and to
                  Realize Moneys under an Alternate Credit Facility.........60
Section 5.4.      Investment of Moneys......................................60
Section 5.5.      Assignment to Trustees; Enforcement of Obligations........61
Section 5.6.      Letter of Credit..........................................62
Section 5.7.      Alternate Credit Facility.................................64
Section 5.8.      Repayment to Company......................................65

                                   ARTICLE VI
                             Covenants of the Issuer

Section 6.1.      Payment of Principal and Interest.........................66
Section 6.2.      Extension or Funding of Claims for Interest...............66
Section 6.3.      Paying Agents.............................................66
Section 6.4.      Preservation of Revenues; Amendment of Documents..........67
Section 6.5.      Compliance with Indenture.................................67
Section 6.6.      Other Liens...............................................67
Section 6.7.      Further Assurances........................................67

                                   ARTICLE VII
                                     Default

Section 7.1.      Events of Default; Acceleration; Waiver of Default........69
Section 7.2.      Drawing Under Letter of Credit; Institution of Legal
                  Proceedings by Trustee....................................71
Section 7.3.      Application of Moneys collected by Trustee................72
Section 7.4.      Effect of Delay or Omission to Pursue Remedy..............73
Section 7.5.      Remedies Cumulative.......................................73
Section 7.6.      Covenant to Pay Bonds in Event of Default.................73

Section 7.7.      Trustee Appointed Agent for Bondholders...................74
Section 7.8.      Power of Trustee to Control Proceedings...................74
Section 7.9.      Limitation on Bondholders' Right to Sue...................74
Section 7.10.     Limitation of Liability to Revenues.......................75

                                  ARTICLE VIII
                                   The Trustee

Section 8.1.      Acceptance of the Trusts..................................76
Section 8.2.      Corporate Trustee Required; Eligibility...................79
Section 8.3.      Fees, Charges and Expenses of Trustee and Paying
                  Agent.....................................................80
Section 8.4.      Notice to Bondholders if Default or Event of Default
                  Occurs....................................................81
Section 8.5.      Intervention by Trustee...................................81
Section 8.6.      Successor Trustee.........................................81
Section 8.7.      Resignation by the Trustee................................81
Section 8.8.      Removal of the Trustee....................................82
Section 8.9.      Appointment of Successor Trustee..........................82
Section 8.10.     Concerning any Successor Trustees.........................83
Section 8.11.     Designation and Succession of Paying Agents;
                  Agreement with Paying Agent...............................83
Section 8.12.     Appointment of Co-Trustee.................................84
Section 8.13.     Trustee Protected in Relying Upon Resolution, Etc.........85
Section 8.14.     Successor Trustee as the Trustee of Bond Fund,
                  Construction Fund and Rebate Fund; Paying Agent and
                  Registrar.................................................85
Section 8.15.     Disqualification; Conflicting Interests...................86
Section 8.16.     Preferential Collection of Claims Against.................92
Section 8.17.     Reports by the Trustee....................................97

                                   ARTICLE IX
                            Modification of Indenture

Section 9.1.      Modification without Consent of Bondholders..............100
Section 9.2.      Modification with Consent of Bondholders.................101
Section 9.3.      Effect of Supplemental Indenture.........................102
Section 9.4.      Opinion of Counsel as to Supplemental Indenture..........102
Section 9.5.      Notation of Modification on Bonds; Preparation of New
                  Bonds....................................................103

                                    ARTICLE X
                                   Defeasance

Section 10.1.     Discharge of Indenture...................................104

Section 10.2.     Discharge of Liability on Bonds..........................105
Section 10.3.     Payment of Bonds after Discharge of Indenture............105
Section 10.4.     Deposit of Money or Securities With Trustee..............106

                                   ARTICLE XI
                                  Miscellaneous

Section 11.1.     Successors of Issuer.....................................107
Section 11.2.     Limitation of Rights to Parties and Bondholders..........107
Section 11.3.     Waiver of Notice.........................................107
Section 11.4.     Destruction of Bonds.....................................107
Section 11.5.     Separability of Invalid Provisions.......................107
Section 11.6.     Notices..................................................108
Section 11.7.     Evidence of Rights of Bondholders........................109
Section 11.8.     Waiver of Personal Liability.............................110
Section 11.9.     Applicable Law...........................................110
Section 11.10.    Publication of Notices...................................111
Section 11.11.    Execution in Several Counterparts........................111

                               INDENTURE OF TRUST

     THIS INDENTURE OF TRUST, made and entered into as of August 1, 1990 by and between the Port of St. Helens, Oregon, a municipal corporation of the State of Oregon (the "Issuer"), and Chemical Bank, duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York, with its principal office located at New York, New York, as Trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, Oregon Revised Statutes Chapter 777 (the "Act") provides that municipal corporations designated as ports and incorporated thereunder are authorized and shall have the power to issue revenue bonds for the purpose of financing the improvement and acquisition of personal properties suitable for use by any industry; and

     WHEREAS, the Act provides that such bonds shall be payable solely from the revenues derived from such facilities and shall be secured by a pledge of the revenues out of which such bonds shall be payable; and

     WHEREAS, in accordance with the provisions of the Act, the Issuer has authorized and undertaken through rental payments to provide funds to assist in the financing of the acquisition and construction of a portion of certain pollution control and solid waste disposal facilities (the "Project") for use by Portland General Electric Company, an Oregon corporation (the "Company") at the Trojan Nuclear Power Plant (the "Facility") located in Columbia County, Oregon; and

     WHEREAS, the Issuer proposes to issue its Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds, Series 1990A (Portland General Electric Company Project) (the "Series 1990A Bonds") in the principal amount of $9,600,000 and to finance the acquisition and construction of the Project upon the terms and conditions set forth herein; and

     WHEREAS, in order to provide for the authentication and delivery of the series 1990A Bonds, to establish and declare the terms and conditions upon which the Series 1990A Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Issuer has authorized the execution and delivery of this Indenture; and

     WHEREAS, all Bonds issued under this Indenture will be secured by a pledge and assignment of the Agreement (as defined herein); and

     WHEREAS, the Series 1990A Bonds and the certificate of authentication to be executed thereon are to be in substantially the forms set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

     WHEREAS, all acts and proceedings required by law necessary to make the Series 1990A Bonds when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, and the interest and premium, if any, on all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Bonds, as follows:


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

                                    ARTICLE I

                                   Definitions

     Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1.1 shall, for all purposes of this Indenture and of the Agreement (as defined herein) and of any indenture supplemental hereto or agreement supplemental thereto, have the meanings herein specified, as follows:

     The term "Act" shall mean Chapter 777 of the Oregon Revised Statutes, as amended and supplemented to the date hereof.

     The term "Act of Bankruptcy" of the Issuer or the Company shall mean any of the following with respect to such party: (a) the commencement by such party of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws; (b) the filing of a petition with a court having jurisdiction over such party to commence an involuntary case against such party under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, unless such petition shall have been dismissed by a court of competent jurisdiction and such dismissal shall be final and not subject to appeal; (c) such party shall admit in writing its inability to pay its debts generally as they become due;
(d) a receiver, trustee or liquidator of such party shall be appointed in any proceeding brought against such party, unless such appointment shall have been vacated by order of a court of competent jurisdiction and such order shall be final and not subject to appeal; (e) assignment by such party for the benefit of its creditors; or (f) the entry by such party into an agreement of composition with its creditors.

     The term "Act of Bankruptcy" of the Credit Bank shall mean any of the following with respect to such bank: (a) admittance in writing of its inability to pay its debts generally as they become due; (b) a receiver, trustee or liquidator of such bank shall be appointed in any proceeding brought against such bank, unless such appointment shall have been vacated by order of a court of competent jurisdiction within 75 days after the effective date of such order and such order shall be final and not subject to appeal; (c) assignment by such bank for the


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

benefit of its creditors; (d) the entry by such bank into an agreement of composition with its creditors; or (e) such bank has been taken over or merged by the Federal Deposit Insurance Corporation or comparable substantive action shall have been taken by any domestic or foreign governmental agency.

     The term "Additional Bonds" shall mean any bonds issued pursuant to the provisions of section 2.2 hereof.

     The term "Agreement" shall mean the Lease and Sublease Agreement, dated as of August 1, 1990, between the Issuer and the Company, as originally executed or as it may from time to time be supplemented or amended.

     The term "Alternate Credit Facility" shall mean any credit facility provided in accordance with Section 4.5(c) of the Agreement.

     The term "Authorized Company Representative" shall mean any person who, at the time, and from time to time may be designated, by written certificate furnished to the Issuer, the Credit Bank and the Trustee, as the person authorized to act on behalf of the Company. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Company by its president or any vice president or the treasurer and shall designate an alternate or alternates. Unless otherwise expressly provided herein, wherever notice or direction by the Company to the Trustee, the Credit Bank or the Issuer is required or provided for herein, said notice or direction shall only be effective if given by an Authorized Company Representative.

     The term "Authorized Issuer Representative" shall mean each person who, at the time, and from time to time, shall have been designated to act on behalf of the Issuer by a written certificate furnished to the Company, the Credit Bank and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its President or Manager. Unless otherwise expressly provided herein, wherever notice of direction by the Issuer to the Trustee, the Credit Bank or the Company is required or provided for herein, said notice or direction shall only be effective if given by an Authorized Issuer Representative.

     The term "Authorized Denomination" shall mean (a) during any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than six months, $100,000 or any integral multiple thereof, (b) during any Term Interest Rate Period of six months or more, $5,000 or any integral multiple thereof, and (c) during any Flexible Interest Rate Period, integral multiples of $1,000 with a minimum denomination of $100,000.

     The term "Available Moneys" shall mean:

          (a) with respect to any payment date occurring during the term of the Letter of Credit,

               (i) moneys which have been paid to the Trustee by the Company or its designee and have been on deposit with the Trustee in the Bond Fund in a separate and segregated account or accounts or subaccount or subaccounts for at least 123 days prior to and during which time no other moneys were held in such account and prior to and during which period of at least 123 days no Act of Bankruptcy shall have occurred, and the proceeds from the investment thereof; provided, however, that at the time of such payment to the Trustee there is no guarantor or other co-obligor with respect to the Bonds or the Company's obligation under the Agreement or the Reimbursement Agreement which is an "insider" with respect to the Company or the Issuer within the meaning of the United States Bankruptcy code; provided, further, that prior to the use of any such moneys to make any payment with respect to the Bonds, the Trustee may require an Opinion of Counsel as to the applicability of the foregoing proviso,

               (ii) moneys on deposit with the Trustee representing accrued interest deposited in the Bond Fund from proceeds from the issuance and sale of the Bonds, which were at all times since their receipt by the Trustee held in a separate and segregated account or subaccount in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof,

               (iii) moneys on deposit with the Trustee or the Depository Agent representing proceeds from the resale to any person other than the Company, the Issuer or an affiliate of the Company, on the date of purchase by the Remarketing Agent of Bonds purchased or deemed purchased with proceeds of such resale as provided in Section 4.1(b)(iii) of this Indenture and in the Depository Agreement while the Letter of Credit or any Substitute

     Letter of Credit is in effect, which were at all times since their receipt by the Trustee or the Depository Agent held in a separate and segregated account or subaccount in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof,

               (iv) moneys on deposit with the Trustee representing proceeds from the issuance and sale of refunding bonds which proceeds are deposited directly with the Trustee upon the issuance of such refunding bonds, and which were at all times since their receipt by the Trustee held in a separate and segregated account or subaccount in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof, provided, however, that at the time of issuance of such refunding bonds the Company obtains an opinion of a recognized counsel experienced in bankruptcy matters to the effect that the use of such proceeds as "Available Moneys" hereunder will not constitute avoidable transfers under the United States Bankruptcy Code, and

               (v) moneys drawn under the Letter of Credit which in each case were at all times since their receipt by the Trustee or the Depository Agent held in a separate and segregated account or accounts or subaccount or subaccounts in which no moneys (other than those drawn under the Letter of Credit) were at any time held; and

          (b) with respect to any payment date not occurring during the term of the Letter of credit, any moneys furnished to the Trustee and the proceeds from the investment thereof.

     The term "Bank Bond" shall mean any Series 1990A Bond purchased and held of record by the Credit Bank (or its designee) pursuant to the Letter of Credit (including any Series 1990A Bonds purchased with the proceeds of a draw on the Letter of Credit); a Series 1990A Bond shall be deemed a Bank Bond only for the actual period during which such Series 1990A Bond is held of record by the Credit Bank (or its designee) pursuant to the Letter of Credit.

     The term "Base Rate" shall mean the rate of interest announced publicly from time to time by Chemical Bank at its principal office in New York, New York, as its prime rate.


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

     The term "Bond" or "Bonds" shall mean any Series 1990A Bond or Bonds, and any Additional Bond or Bonds authorized under and secured by this Indenture.

     The term "Bond Counsel" shall mean any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the exclusion from federal gross income of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Company.

     The term "Bond Fund" shall mean the Portland General Electric Company Series 1990A Bond Fund established pursuant to Section 5.2 hereof.

     The term "Bond Purchase Agreement" shall mean an agreement among the Issuer, Goldman, Sachs & Co. and the Company whereby Goldman, Sachs & Co. agrees, subject to certain conditions, to purchase the Issuer's Series 1990A Bonds.

     The term "Business Day" shall mean a day on which banks located in the cities in which the Principal Offices of the Trustee, the Registrar, the Depository Agent, and the Credit Bank are located, are not required or authorized to remain closed, and on which the New York Stock Exchange is not closed.

     The term "Certificate of the Issuer" shall mean a certificate signed by an Authorized Issuer Representative.

     The term "Certified Resolution" shall mean a copy of a resolution of the Issuer certified by an Authorized Issuer Representative to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

     The term "1986 Code" shall mean the Internal Revenue Code of 1986, as amended.

     The term "1954 Code" shall mean the Internal Revenue Code 1954, as amended.

     The term "Company" shall mean (a) Portland General Electric Company, an Oregon corporation, and its successors and assigns, and (b) any surviving, resulting, or transferee corporation as provided in Section 5.2 of the Agreement.


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

     The term "Construction Fund" shall mean the Portland General Electric Company Series 1990A Construction Fund established pursuant to Section 3.3. hereof.

     The term "Cost" or "Costs" shall mean any cost in respect of the Project permitted under the Act and any rebate amounts to be paid to the United States of America in accordance with Section 148(f) of the 1986 Code. Without limiting the generality of the foregoing, such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs); (iii) planning, engineering, inspection, accounting, fiscal, legal, Trustee and other professional fees; and (iv) costs of financing, including interest on the Bonds during acquisition and construction to the extent permitted by the Act and the 1986 Code.

     The term "Credit Bank" shall mean (a) Swiss Bank Corporation, San Francisco Branch, or the issuer of any then outstanding Substitute Letter of Credit, and
(b) the successors and assigns thereof and any surviving, resulting or transferee banking corporation or association with or into which it may be consolidated or merged or to which it may transfer all or substantially all of its banking business.

     The term "Daily Interest Rate" shall mean a variable interest rate on the Series 1990A Bonds established daily in accordance with Section 2.1 (b) (ii) (C)
(I) hereof.

     The term "Daily Interest Rate Period" shall mean each period during which a Daily Interest Rate is in effect.

     The term "Depository Agent" shall mean Chemical Bank, named as the depository agent pursuant to the Depository Agreement, or its successors or assigns.

     The term "Depository Agreement" shall mean that certain Depository Agreement, dated as of August 1, 1990, among the Trustee, the Depository Agent, the Registrar, the Company, the Remarketing Agent and the Credit Bank.

     The term "Determination of Taxability" shall mean a determination that the interest payable on any Bond is includable in the gross income of the holder of such Bond (other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the 1986 Code). Such determination shall be deemed to have been made upon the date on which, due to the untruth or inaccuracy of any representation or warranty made by the Company in the Agreement, or the breach of any covenant or warranty of the Company contained in the Agreement, interest on the Series 1990A Bonds, or any of them, is determined to be includable in the gross income for federal income tax purposes of the holders thereof other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the 1986 Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (a) the holder or holders of the Series 1990A Bonds involved in the proceeding in which the issue is raised,
(i) shall have given the Company and the Trustee notice of the commencement thereof, and (ii) shall have offered the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Company shall not be liable for the fees or expenses of such counsel); and (b) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

     The term "Event of Default" as used herein shall have the meaning specified in Section 7.1 hereof.

     The term "Extraordinary Services" and "Extraordinary Expenses" shall mean all services rendered and all expenses incurred under this Indenture including, without limitation, those expenses to be paid to the Trustee under Section 8.2 of the Agreement, other than ordinary Services and Ordinary Expenses.

     The term "Facility" shall mean the Trojan Nuclear Power Plant at which the Project is located.

     The term "Flexible Interest Rate", when used with respect to any particular Bond, shall mean the interest rate determined for each Flexible interest Rate Period applicable thereto pursuant to Section 2.1(b)(ii)(F)(I) hereof.


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

     The term "Flexible Interest Rate Conversion Date" shall mean each day on which the Bonds begin to bear interest at Flexible Interest Rates, which date was preceded by a day on which the Bonds did not bear interest at Flexible Interest Rates and which Flexible Interest Rate Conversion Date shall be (a) an Interest Payment Date on which interest is payable in the case of a conversion from a Daily or Weekly Interest Rate Period, or (b) an Interest Payment Date on which a new Term Interest Rate Period would otherwise have commenced, in the case of a conversion from a Term Interest Rate Period.

     The term "Flexible Interest Rate Period" shall mean, with respect to each Bond, each consecutive period (1-180 days) established pursuant to Section 2.1(b)(ii)(F) hereof, during which such Bond bears interest at a Flexible Interest Rate.

     The term "Government Obligations" shall mean obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America.

     The term "holder" or "Bondholder" shall mean the registered owner of any Bond.

     The term "Indenture" shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture entered into pursuant to the provisions hereof.

     The term "Interest Payment Date" shall mean, (i) with respect to each Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period, the day next succeeding the last day thereof and in addition, (a) with respect to any Daily Interest Rate Period or any Weekly Interest Rate Period, the first Business Day of each calendar month, and (b) with respect to any Term Interest Rate Period of six months or more, the first day of the sixth calendar month following the effective date of such Term Interest Rate Period, and the first day of each successive sixth calendar month; (ii) with respect to a Series 1990A Bond bearing interest at a Flexible Interest Rate, the last day of the Flexible Interest Rate Period applicable thereto; and (iii) August 1, 2014.

     The term "Interest Period" shall mean the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period shall be the period from and including the date of the first authentication and delivery of any series of Bonds to and including the day immediately preceding the first Interest Payment Date with respect to such series.

     The term "Interest Rate Period" shall mean, respectively, a Flexible interest Rate Period, a Daily Interest Rate Period, a Weekly Interest Rate Period and a Term Interest Rate Period.

     The term "Issuer" shall mean the issuer of the Bonds hereunder.

     The term "Letter of Credit" shall mean the irrevocable Letter of Credit issued by the Credit Bank, with respect to the Series 1990A Bonds, to the Trustee contemporaneously with the initial authentication and delivery of the Series 1990A Bonds, including any extensions thereof, provided that upon the issuance and delivery of a Substitute Letter of Credit in accordance with
Section 4.5(b) of the Agreement, "Letter of Credit" shall mean such Substitute Letter of Credit instead of the letter of credit for which such Substitute Letter of Credit has been substituted.

     The term "Moody's" shall mean Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of an Authorized Company Representative.

     The term "Notice by Mail" or "Notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail to the holders of specified registered Bonds, at the addresses shown on the registration books maintained pursuant to Section 2.5 hereof.

     The term "Opinion of Counsel" shall mean a written opinion of counsel (who may be counsel for the Company) acceptable to the trustee and the Company.


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

     The term "Optional Termination Date" shall mean the date that the Trustee surrenders the Letter of Credit to the Credit Bank for cancellation as provided in Section 5.6(f) herein.

     The terms "Ordinary Services" and "Ordinary Expenses" shall mean those services normally rendered and those expenses, including fees of counsel, normally incurred by a trustee or paying agent under instruments similar to this Indenture.

     The term "Outstanding" when used as of any particular time with reference to Bonds, shall (subject to the provisions of Section 11.7(d)) mean all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except:

          (a) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

          (b) Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof;

          (c) Undelivered Bonds; and

          (d) Bonds deemed to have been paid as provided in Article X hereof.

     The term "Paying Agent" shall mean Chemical Bank, in New York, New York, or its successor who may be designated as a paying agent hereunder and United States National Bank of Oregon, in Portland, Oregon, or its successor who may be designated as a paying agent hereunder.

     The term "Permitted Investments" shall mean any of the following obligations or securities, to the extent permitted by law, on which neither the Company nor any of its subsidiaries is the obligor:

          (a) deposit accounts (which may be represented by certificates of deposit) or bankers' acceptances in banks (including the Trustee, the Credit Bank and any Paying Agent) at the time of, purchase thereof having a combined capital and surplus of not less than $100,000,000;

          (b) Government Obligations;

          (c) commercial or finance company paper or other short term taxable or tax-exempt debt securities rated at the time of purchase thereof in any of the three highest generic Rating categories for such paper or securities by a nationally recognized rating agency (determined on the basis of the categories in use on the date hereof without regard to any refinement or gradation by a numerical modifier or otherwise);

          (d) any repurchase agreement, the maturity of which is less than thirty (30) days, entered into with financial institutions such as banks or trust companies organized under state law, which may include the Trustee, the Credit Bank or national banking associations, insurance companies, or government bond dealers reporting to, trading with, and, at the time of purchase thereof, recognized as a primary dealer by the Federal Reserve Bank of New York and a member of the Security Investors Protection Corporation or with a dealer or parent holding company that is rated, at the time of purchase thereof, investment grade by Moody's or S&P, which repurchase agreement is secured by Government Obligations that, at such time of purchase, (i) have a fair market value, exclusive of accrued interest, at least equal to the amount invested in the repurchase agreement, (ii) are in the possession of the Trustee or a third party acting solely as agent for the Trustee who holds a perfected first lien therein and who has entered into a custodial agreement with the Trustee and which is satisfactory to the Trustee, relating to the holding of such Government Obligations, and (iii) are free from all third party claims; and

          (e) obligations the interest on which is excludable from gross income for federal income tax purposes.

     The term "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     The term "Principal Office" of the Credit Bank shall mean the office of the Credit Bank located in the United States at which drafts or demands under the Letter of Credit must be presented for payment, initially located in San Francisco, California.

     The term "Principal Office" of the Depository Agent shall mean the principal corporate trust office of the Depository Agent initially located in New York, New York.

     The term "Principal Office" of the Remarketing Agent shall mean the office thereof designated in writing by the Remarketing Agent to the Issuer, the Trustee, the Credit Bank, the Company and the Depository Agent.

     The term "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee initially located in New York, New York.

     The term "Project" shall mean those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, as it may be amended from time to time.

     The term "Qualified Newspaper" shall mean The Wall Street Journal, The Bond Buyer, or any other newspaper or journal containing financial news, printed in the English language and customarily published on each business day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

     The term "Rating Category" or "Rating Categories" shall mean one or more of the generic rating categories of a nationally recognized securities rating agency, without regard to any refinement or gradation of such rating category or categories by a numerical modifier or otherwise.

     The term "Rebate Fund" shall mean the Portland General Electric company Series 1990A Rebate Fund established pursuant to Section 3.7 hereof.

     The term "Record Date" shall mean (a) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than three months, the close of business on the last day before such Interest Payment Date, and (b) with respect to any Interest Payment Date in respect of any Term Interest Rate Period of three months or more, the close of business on the fifteenth day before any such Interest Payment Date (whether or not such day is a Business Day). Bonds bearing interest at a Flexible Interest Rate shall have no Record Date.

     The term "Registrar" shall mean chemical Bank or any successor appointed hereunder.

     The term "Reimbursement Agreement" shall mean the Reimbursement Agreement, dated as of August 1, 1990 (or other agreement pursuant to which a Substitute Letter of Credit is issued), between the Company and the Credit Bank, as originally executed or as it may from time to time be supplemented or amended.

     The term "Remarketing Agent" shall mean Goldman, Sachs & Co., and any permitted successor thereto.

     The term "Remarketing Agreement" shall mean the Remarketing Agreement, dated as of August 1, 1990, by and between the Company and the Remarketing Agent.

     The term "Rental Payments" shall mean any amount that the Company is required to pay or provide for payment directly to the Trustee pursuant to
Section 4.2(a) of the Agreement as payments under the sublease of the Project from the Issuer to the Company.

     The term "Responsible Officer" of the Trustee shall mean and include the chairman of the board of directors, the president, every vice president, every assistant vice president, the cashier, every assistant cashier, every trust officer, and every officer and assistant officer of the Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

     The term "Revenues" shall mean (i) all receipts, payments and other income derived by the Issuer or the Trustee under the Agreement, the Letter of Credit, the Alternate Credit Facility, if any, or otherwise in respect of the Project, including all Rental Payments and any other payments made by the Company pursuant to the Agreement, (ii) any proceeds of the Bonds originally deposited with the Trustee for the payment of accrued or capitalized interest on the Bonds or moneys remaining in the Construction Fund following certification of completion of the Project or upon acceleration or redemption of the Bonds and
(iii) any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture; but such term shall not include moneys used to pay the purchase price of Bonds as provided in Section 4.1(b)(iii) hereof or payments to the Issuer or the Trustee pursuant to Sections 4.2(b), 4.2(c), 4.2(f), 6.3, 8.2 and 8.3 of the Agreement or deposits to the Rebate Fund pursuant to Section 3.7 hereof and Section 3.5 of the Agreement.

     The term "Security Agreement" shall mean the Security Agreement dated as of August 1, 1990 between the Company and the Credit Bank.

     The term "Series 1990A Bonds" shall mean the Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds, series 1990A (Portland General Electric Company Project) authorized and issued hereunder in an aggregate principal amount of $9,600,000.

     The term "S&P" shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of an Authorized Company Representative.

     The term "Substitute Letter of Credit" shall mean a letter of credit which conforms with the requirements of Section 4.5(b) of the Agreement.

     The term "Supplemental Indenture" or "indenture supplemental hereto" shall mean any indenture hereafter duly authorized and entered into between the Issuer and the Trustee in accordance with the provisions of this Indenture.

     The term "Term Interest Rate" shall mean a non-variable interest rate on the Series 1990A Bonds established in accordance with Section 2.1(b) (ii) (E)
(I) hereof.

     The term "Term Interest Rate Period" shall mean each period during which a Term Interest Rate is in effect.

     The term "Treasury Rate" shall mean the interest rate applicable to 13-week United States Treasury bills determined by the Remarketing Agent on the basis of the average per annum coupon equivalent rate at which such 13-week Treasury bills shall have been sold at the most recent Treasury auction.

     The term "Trustee" shall mean Chemical Bank, a state banking corporation organized and existing under the laws of the State of New York, or its successor hereunder.

     The term "Undelivered Bonds" shall mean Bonds which are deemed to have been purchased as provided in section 4.1(b)(iii) hereof, but which have not been surrendered to the Trustee.

     The term "Weekly Interest Rate" shall mean a variable interest rate on the Series 1990A Bonds established weekly in accordance with Section
2.1(b)(ii)(D)(I) hereof.

     The term "Weekly Interest Rate Period" shall mean each period during which a Weekly Interest Rate is in effect.

     The terms "Written Consent of the Issuer", "Written Order of he Issuer", "Written Request of the Issuer" and "Written Acquisition of the Issuer" shall mean, respectively, a written consent, order, request or requisition signed by or on behalf of the Issuer by an Authorized Issuer Representative and delivered to the Trustee.

     Section 1.2. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.1, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

     Section 1.3. Articles, Sections, Etc. All references herein to "Articles", "Sections" and other subdivisions are to corresponding Articles, Sections or subdivisions of this Indenture and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and of to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

                                   ARTICLE II

                                    The Bonds

     Section 2.1. Authorization of Bonds; Terms of Series 1990A Bonds.

          (a) General. Bonds may be issued hereunder from time to time. The maximum principal amount of Bonds which may be Issued hereunder is not limited (except to the extent required by section 5.6 of the Agreement). The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations. The Series 1990A Bonds shall be in the form of the specimen attached hereto as Exhibit A.

          (b) Series 1990A Bonds.

               (i) The first series of Bonds to be issued under this Indenture is hereby created and such Bonds are designated as Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds, Series 1990A (Portland General Electric Company Project). The aggregate principal amount of Series 1990A Bonds which may be issued and outstanding under this Indenture shall not exceed Nine Million Six Hundred Thousand Dollars ($9,600,000), exclusive of Bonds executed and authenticated as provided in section 2.7.

               The initial Interest Rate Period shall be a Daily Interest Rate Period.

               The Series 1990A Bonds shall be dated as of the date of their initial authentication and delivery, and shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, on August 1, 2014.

               The Series 1990A Bonds shall be numbered from R-1 upward and shall bear interest from the Interest Payment Date next preceding the date of authentication thereof unless (A) such date shall be prior to the first Interest Payment Date, in which event they shall bear interest from the date of first authentication and delivery of Series 1990A, Bonds hereunder; or (B) such date of authentication shall be an Interest Payment Date to which interest on the Series 1990A Bonds has been paid in full or duly provided for, in which event they shall bear interest from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Series 1990A Bonds shall be in default, Series 1990A Bonds issued in exchange for Series 1990A Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for, or, if no interest has been paid or duly provided for on the Series 1990A Bonds, from their date. Payment of the interest due on any Interest Payment Date on any Series 1990A Bond shall be made (from the sources and in the order of priority indicated in Section 5.2 hereof) to the person appearing on the bond registration books of the Registrar as the holder thereof on the Record Date with respect to such Interest Payment Date or,, in the case of Series 1990A Bonds bearing interest at a Flexible Interest Rate, to the person in whose name such Bond is registered at the open of business on such Interest Payment Date, or its assigns, such interest to be paid (I) during any Term Interest Rate Period of six months or more, by clearinghouse check or draft mailed to such holder's address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Trustee in writing by such holder, or (II) during any Flexible Interest Rate Period, Weekly Interest Rate Period, Daily Interest Rate Period or any Term Interest Rate Period of less than six months, in immediately available funds (by federal funds check or by deposit to the account of the person entitled thereto if such account is maintained with the Paying Agent, or by wire transfer with respect to holders of $500,000 or more in aggregate principal amount) on the Interest Payment Date, according to the instructions given by the holder or assignee to the Trustee; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Series 1990A Bonds are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest. On each Interest Payment Date relating to an interest payment with respect to a Daily or Weekly Interest Rate Period, the Trustee shall transmit to each holder as of the Record Date relating to such Interest Payment Date, a listing of the interest rates used during such Interest Period to calculate the amount of such interest payment. Interest on Bonds bearing interest at a Flexible Interest Rate shall be paid only upon presentation and surrender of such Bonds. Both the principal of and premium, if any, on the Series 1990A Bonds shall be payable upon surrender and under the terms thereof in lawful money of the United States of America at the Principal Office of the Trustee. Overdue payments of principal and interest shall, to the extent permitted by law, bear interest at the rate of 10% per annum; provided, however, that payments of principal and interest shall not be deemed overdue to the extent payment thereof is provided by a drawing under the Letter of Credit.

               (ii) (A) The Series 1990A Bonds shall bear interest until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Series 1990A Bonds with respect to the immediately preceding Interest Period shall be paid on each Interest Payment Date for such Interest Period. Interest on the Series 1990A Bonds shall be computed upon the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed, except that during any Term Interest Rate Period of six months or more, interest on the Series 1990A Bonds shall be computed upon the basis of a 360/day year, consisting of twelve 30-day calendar months. In no event shall the interest rate borne by the Series 1990A Bonds at any time exceed 15 percent per annum.

               (ii) (B) The term of the Series 1990A Bonds will be divided into consecutive Interest Rate Periods during each of which the Series 1990A Bonds shall bear interest at the Flexible Interest Rate, the Daily Interest Rate, the Weekly Interest Rate or the Term Interest Rate, as the case may be. If a Term Interest Rate Period ends on a date prior to August 1, 2014, and the next succeeding Term Interest Rate Period would exceed the final maturity of the Series 1990A Bonds, and if the Company does not give notice pursuant to Section 2.1(b)(ii)(E)(II) electing to have the next succeeding Interest Rate Period be a Term Interest Rate Period ending on August 1, 2014, such Term Interest Rate Period shall without requirement of any notice from the Company end on August 1, 2014.

               (ii) (C) (I) During any Daily Interest Rate Period, the Series 1990A Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on each Business Day for the next succeeding Business Day. The Daily Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the Series 1990A Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Series 1990A Bonds, would enable the Remarketing Agent to sell the Series 1990A Bonds on such date at a price equal to the principal amount thereof; provided, however, that (a) with respect to any day, if the Remarketing Agent shall not have provided the Trustee with timely telephonic notice of a change in the Daily Interest Rate for such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day; and (b) if for any reason a Daily Interest Rate so determined for any day shall be held to be invalid or unenforceable by a court of law, the Daily Interest Rate for such day shall, as the Remarketing Agent determines, be a percentage per annum equal to 115% of the highest grade 30-day tax-exempt commercial paper rate or index most recently published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 70% of the Treasury Rate.

               (ii) (C) (II) At any time, the Company, by written direction to the Issuer, the Trustee, the Depository Agent, the Remarketing Agent and the Credit Bank, may elect to adjust the Interest Rate Period for the Series 1990A Bonds to a Daily Interest Rate Period; provided, however, that such direction may only be given with respect to the Interest Rate Period immediately succeeding the Interest Rate Period in which such direction is given. Such direction shall specify (1) the effective date of such adjustment to a Daily Interest Rate Period (which shall be, (a) if the then current Interest Rate Period shall be a Weekly Interest Rate Period, either an Interest Payment Date or a Wednesday which is a Business Day, in each case, not less than 15 days following the fifth Business Day following the date of such direction, (b) if the then current Interest Rate Period shall be a Term Interest Rate Period, the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction, or (c) if the then current Interest Rate Period is a Flexible Interest Rate Period, the latest Interest Payment Date on which interest is payable for all the Flexible Interest Rate Periods theretofore established, which Interest Payment Date shall be not less than 15 days following the fifth Business Day following the date of such direction), and (2) in the case of an adjustment from a Term Interest Rate Period, the last day by which a holder may give irrevocable notice to the Trustee not to redeem his Series 1990A Bonds; provided that when adjusting from a Term Interest Rate Period of six months or more, such direction shall provide that such last day shall be the 15th day prior to the effective date of such adjustment. Such direction shall be accompanied by an opinion of Bond Counsel stating that such adjustment is authorized or permitted by the Act and this Indenture and that such adjustment does not adversely affect the exemption of the interest on the Series 1990A Bonds from federal income taxation.

               (ii) (C) (III) The Trustee shall give Notice by Mail of an adjustment to a Daily Interest Rate Period to the holders of the Series 1990A Bonds not less than 15 days (if the then current Interest Rate Period is a Weekly Interest Rate Period or a Flexible Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate Period) prior to the effective date of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the Series 1990A Bonds will be adjusted to a Daily Interest Rate, (2) the effective date of such Daily Interest Rate Period, (3) the day by which the Daily Interest Rate shall be determined and the manner by which the Daily Interest Rate may be obtained, (4) the Interest Payment Dates after such effective date, (5) if the then current Interest Rate Period is a Term Interest Rate Period, that the Series 1990A Bonds will be redeemed on such effective date unless purchased in accordance with Section 4.1(b)(iii) hereof, except Series 1990A Bonds the holders of which have given irrevocable written notice to the Trustee not so to redeem such Series 1990A Bonds, (6) the procedures for such redemption, (7) that, subsequent to such effective date, the holders of Series 1990A Bonds will have the right to require the redemption of such Series 1990A Bonds on any Business Day, (8) the procedures for requiring such redemption, and (9) the optional redemption provisions, if any, that will pertain to the Series 1990A Bonds during such Daily Interest Rate Period. If at the time of such notice, the Interest Rate Period for the Series 1990A Bonds is a

     Term Interest Rate Period of six months or more, such notice also shall state that all or that portion of Series 1990A Bonds which shall not be in Authorized Denominations on such effective date shall be redeemed unless purchased in accordance with, and unless otherwise provided, in Section 4.1(b)(iii) hereof.

               (ii) (D) (I) During each Weekly Interest Rate period, the Series 1990A Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day next preceding the Wednesday of each week during such Weekly Interest Rate Period for the week commencing on such Wednesday. The Weekly Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the Series 1990A Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Series 1990A Bonds, would enable the Remarketing Agent to sell the Series 1990A Bonds on such day at a price equal to the principal amount thereof; provided, however, that if for any reason a Weekly Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason, the Weekly Interest Rate cannot be determined for any period as hereinbefore provided, the Weekly Interest Rate shall, as determined by the Remarketing Agent, be a percentage per annum equal to 120% of the highest grade 30-day tax-exempt commercial paper rate or index most recently published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 80% of the Treasury Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee with timely telephonic notice of each determination by the Remarketing Agent of the Weekly Interest Rate which will be in effect for the related Interest Rate Period.

               (ii) (D) (II) The Company may, by written direction to the Issuer, the Trustee, the Depository Agent, the Credit Bank and the Remarketing Agent, elect to adjust the Interest Rate Period for the Series 1990A Bonds to a Weekly Interest Rate Period; provided, however, that such direction may only be given with respect to the Interest Rate Period immediately succeeding the Interest Rate Period in which such direction is given. Such direction shall specify (1) the effective date of such adjustment to a Weekly Interest Rate Period (which shall be, (a) if the then current Interest Rate Period shall be a Daily Interest Rate Period, either an Interest Payment Date or a Wednesday which is a Business Day, in each case, not less than 15 days following the fifth Business Day following the date of such direction, (b) if the then current Interest Rate Period is a Term Interest Rate Period, the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction, or (c) if the then current Interest Rate Period shall be a Flexible Interest Rate Period, the latest Interest Payment Date on which interest is payable for all the Flexible Interest Rate Periods theretofore established, which Interest Payment Date shall be not less than 15 days following the fifth Business Day following the date of such direction), and, (2) in the case of an adjustment from a Term Interest Rate Period, the last day by which a holder may give irrevocable notice to the Trustee not to redeem his Series 1990A Bonds; provided that when adjusting from a Term Interest Rate Period of six months or more, such direction shall provide that such last day shall be the 15th day prior to the effective date of such adjustment. Such direction shall be accompanied by an opinion of Bond Counsel stating that such adjustment is authorized or permitted by the Act and this Indenture and that such adjustment does not adversely affect the exemption of the interest on the Series 1990A Bonds from federal income taxation.

               (ii) (D) (III) The Trustee shall give Notice by Mail of an adjustment to a Weekly Interest Rate Period to the holders of the Series 1990A Bonds not less than 15 days (if the then current Interest Rate Period is a Daily

     Interest Rate Period or a Flexible Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate Period) prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the interest rate on the Series 1990A Bonds will be adjusted to a Weekly Interest Rate, (2) the effective date of such weekly Interest Rate Period, (3) the day by which the Weekly Interest Rate shall be determined and the manner by which such Weekly Interest Rate may be obtained, (4) the Interest Payment Dates after such effective date, (5) if the then current Interest Rate Period is a Term Interest Rate Period, that the Series 1990A Bonds will be redeemed on such effective date unless purchased in accordance with Section 4.1(b)(iii) hereof, except Series 1990A Bonds the holders of which have given irrevocable notice to the Trustee not so to redeem such Series 1990A Bonds, (6) the procedures of such redemption, (7) that, subsequent to such effective date, the holders of Series 1990A Bonds will have the right to require redemption of Series 1990A Bonds upon not less than seven days' notice, (8) the procedures for requiring such redemption, and (9) the optional redemption provisions, if any, that will pertain to the Series 1990A Bonds during such Weekly Interest Rate Period. If at the time of such notice, the Interest Rate Period for the Series 1990A Bonds shall be a Term Interest Rate Period of six months or more, such notice also shall state that all or that portion of Series 1990A Bonds not in Authorized Denominations on the effective date of such Weekly Interest Rate Period shall be redeemed unless purchased in accordance with, and unless otherwise provided in, Section 4.1(b)(iii) hereof.

               (ii) (E) (I) During each Term Interest Rate Period, the Series 1990A Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day preceding the first day of such Term Interest Rate Period. The Remarketing Agent shall determine a preliminary Term Interest Rate for such Term Interest Rate Period not less than two Business Days prior to the date by which a holder of a Series 1990A Bond must deliver (1) notice of demand for redemption of his Series 1990A Bonds pursuant to
     Section 2.1(b)(iii)(C) hereof or (2) notice of an election not to have his Series 1990A Bonds redeemed, as applicable. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the

     Series 1990A Bonds known to the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Series 1990A Bonds, would enable the Remarketing Agent to sell the Series 1990A Bonds on such Business Day at a price equal to the principal amount thereof; provided, however, that if for any reason a Term Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason, the Term Interest Rate cannot be determined as hereinabove provided, the Term Interest Rate shall, as determined by the Remarketing Agent, be a percentage per annum equal to 110%, 105%, 100%, 95%, 85% or 75%, respectively, of the 11-Bond Index for the most recent period (as published in The Bond Buyer, a publication published in New York City, or any successor thereto) if the length of such Term Interest Rate Period shall equal or exceed 21, 15, 9, 6, or 2 years, or shall be less than 2 years, respectively, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee equal to 95%, 85%, 75% or 60% of the Base Rate on the first day of such Term Interest Rate Period if the length of such Term Interest Rate Period shall equal or exceed 10, 3 or 1 year, or shall be less than 1 year, respectively. The Remarketing Agent shall provide the Trustee with timely telephonic notice of each determination by the Remarketing Agent of the preliminary Term Interest Rate and the Term Interest Rate with respect to the related Interest Rate Period.

               (ii) (E) (II) The Company, by written direction to the Issuer, the Trustee, the Depository Agent, the Credit Bank and the Remarketing Agent, may elect that the Interest Rate Period for the Series 1990A Bonds shall be a Term Interest Rate Period, and if it shall so elect, shall determine the duration of the Term Interest Rate Period (which may be any period greater than one week and equal to or less than the period of time remaining to final maturity of the Series 1990A Bonds) during which the Series 1990A Bonds shall bear interest at such Term Interest Rate. At the time the Company so elects to adjust to a Term Interest Rate Period, the Company may specify two or more consecutive Term Interest Rate Periods and, if it so specifies, shall determine the duration of each such Term Interest Rate Period as provided in this paragraph. Such direction (1) shall specify the effective date of such Term Interest Rate Period(s) (which shall be, (a) if the then current Interest

     Rate Period shall be a Daily Interest Rate Period or a weekly Interest Rate Period, the Business Day or Business Days which are Interest Payment Dates, in each case, not less than 35 days following the fifth Business Day following the date of such direction, (b) if the then current Interest Rate Period is a Term Interest Rate Period, the Interest Payment Date(s) which is the day next succeeding the last day of the then current Term Interest Rate Period(s) and at least 35 days following the fifth Business Day following the date of such direction, or (c) if the then current Interest Rate period is a Flexible Interest Rate Period, the latest Interest Payment Date on which interest is payable for all the Flexible Interest Rate Periods theretofore established which Interest Payment Date shall be not less than 15 days following the fifth Business Day following the date of such direction); (2) shall specify the last day of each Term Interest Rate Period, which, with respect to a Term Interest Rate Period of less than six months, shall be a day preceding a Business Day; (3) if applicable, shall specify the last day prior to the effective date of such Term Interest Rate Period(s) specified in such direction by which a holder of a Series 1990A Bond must give notice of demand for redemption of such Series 1990A Bond on such effective date pursuant to Section 2.1(b)(iii)(C) hereof which, when adjusting from a Term Interest Rate Period of six months or more, shall be the 15th day preceding the effective date of such new Term Interest Rate Period; (4) shall specify whether or not the preliminary Term Interest Rate determined for such Interest Rate Period shall be a minimum Term Interest Rate for such Interest Rate Period; and (5) shall be accompanied by an opinion of Bond Counsel stating that such adjustment or adjustments and the notice period (referred to in (3) above) are authorized or permitted by the Act and this Indenture and that such adjustment does not adversely affect the exemption of the interest on the Series 1990A Bonds from federal income taxation. If, at least five Business Days prior to the thirty-fifth day prior to the last day of any Term Interest Rate Period, the Company shall not have elected that the Series 1990A Bonds bear interest at a Flexible Interest Rate, a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall, subject to Section 2.1(b)(ii)(B), be a Term Interest Rate Period of the same duration as the immediately preceding Term Interest Rate

     Period, in which case no opinion of Bond Counsel need be delivered.

               (ii) (E) (III) The Trustee shall give Notice by Mail of each Term Interest Rate Period to the holders of the Series 1990A Bonds not less than 35 days prior to the effective date of such Term Interest Rate Period. Such notice shall state (1) that the interest rate on the series 1990A Bonds will be adjusted to or continue to be a Term Interest Rate, (2) the effective date of such new Term Interest Rate Period, (3) the days by which the preliminary Term Interest Rate and the Term Interest Rate for such Term Interest Rate Period shall be determined, (4) the manner by which such preliminary Term Interest Rate and such Term Interest Rate may be obtained, and whether or not the preliminary Term Interest Rate shall also be a minimum Term Interest Rate, in which case, the Term Interest Rate may not be lower than such minimum Term Interest Rate, (5) the Interest Payment Dates after such effective date, (6) that, during such Term Interest Rate Period, the holders of Series 1990A Bonds will not have the right to require the redemption of Series 1990A Bonds, (7) if the Term Interest Rate is of the same duration, the last date by which holders of Series 1990A Bonds must give notice to the Depository Agent in order to have their Series 1990A Bonds redeemed, (8) the procedures for doing so, (9) if the then current Interest Rate Period is a Flexible Interest Rate Period, a Daily Interest Rate Period or a Weekly Interest Rate Period, or if the then current Interest Rate Period is a Term Interest Rate Period and the succeeding Interest Rate Period shall not be a Term Interest Rate Period of the same duration, that the Series 1990A Bonds shall be redeemed on such effective date unless purchased or deemed purchased according to Section 4.1(b)(iii) hereof, and that the holders of Series 1990A Bonds may direct the Trustee not to redeem such series 1990A Bonds on such effective date,
     (10) the procedures for such direction or redemption, and (11) the optional redemption provisions that will pertain to the Series 1990A Bonds during such Term Interest Rate Period.

               (ii) (F) (I) The Flexible Interest Rate Period for each Series 1990A Bond shall be of such duration, not exceeding 180 days, as may be established by the Remarketing Agent in connection with the sale of each Series 1990A Bond which it relates pursuant to section 2.1(b)(iii)(D) or
     (E) hereof and any Series 1990A Bond may bear interest at a

     Flexible Interest Rate for a Flexible Interest Rate Period different from any other Series 1990A Bond; provided that each such Flexible Interest Rate Period shall (1) commence on a Business Day, and (2) end on a day which is a Business Day; provided further, that except in the case of a Flexible Interest Rate Conversion Date, the first day of a Flexible Interest Rate Period with respect to a particular Bond will be the last day of the immediately preceding Flexible Interest Rate Period for such Bond. The Flexible Interest Rate for each Flexible Interest Rate Period shall be effective from and including the commencement date of such period, to but not including the last day thereof. Each such Flexible Interest Rate shall be established by the Remarketing Agent in connection with the sale of each Series 1990A Bond to which it relates pursuant to Section 2.1(b)(iii)(D) or
     (E) hereof. Flexible Interest Rates and Flexible Interest Rate Periods shall be determined for Bonds prior to the commencement of each Flexible Interest Rate Period with respect to such Bond by the Remarketing Agent in connection with the remarketing of Bonds, by the offer and acceptance of purchase commitments for such Bonds at a rate or rates the Remarketing Agent deems to be advisable in order to minimize the net interest cost on the Bonds under prevailing market conditions, as provided by Section 2.1(b)
     (iii) (E) hereof.

               (ii) (F) (II) At any time, the Company, by written instruction to the Issuer, the Trustee, the Depository Agent, the Remarketing Agent and the Credit Bank, may elect to adjust the Interest Rate Period to one or more Flexible Interest Rate Periods as described below, except that no such election shall be necessary to change from one Flexible Interest Rate Period to another:

                    (1) The Flexible Interest Rate Conversion Date shall be an Interest Payment Date (as applicable) on which interest is payable for the Interest Rate Period from which the conversion is to be made; provided, however, that in the case of a conversion from a Term Interest Rate Period, the Flexible Interest Rate Conversion Date shall be an Interest Payment Date on which a new Term Interest Rate Period would otherwise have commenced.

                    (2) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the

          Remarketing Agent, the Depository Agent and the Credit Bank, if any, not less than five (5) Business Days prior to the date by which the Trustee must give notice by mail pursuant to Section
          2.1(b)(ii)(F)(III) hereof.

                    (3) Any conversion to a Flexible Interest Rate Period pursuant to this Section 2.1(b)(ii)(F)(II) shall be subject to the condition that on or before any Flexible Interest Rate Conversion Date, the Company shall have delivered to the Issuer, the Trustee, the Depository Agent and the Remarketing Agent an opinion of Bond counsel to the effect that the conversion is authorized hereunder and under the Act and that such adjustment does not adversely affect the exemption of the interest on the Series 1990A Bonds from federal income taxation.

               (ii) (F) (III) The Trustee shall give Notice by Mail of an adjustment to a Flexible Interest Rate Period to the holders of the Series 1990A Bonds not less than 15 days (if the then current Interest Rate Period is a Daily or Weekly Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate Period) prior to the effective date of such Flexible Interest Rate Period. Such notice shall state (1) that the interest rate on the Series 1990A Bonds will be adjusted to a Flexible Interest Rate, (2) the effective date of such Flexible Interest Rate Period, (3) the day by which the Flexible Interest Rate shall be determined and the manner by which such Flexible Interest Rate may be obtained, (4) the Interest Payment Dates after such effective date, (5) that the Series 1990A Bonds will be redeemed on such effective date unless purchased in accordance with Section 4.1(b)(iii) hereof, and that the holders of the Series 1990A Bonds may direct the Trustee not to redeem such Series 1990A Bonds on such effective date, (6) the procedures for such direction or redemption, (7) that, subsequent to such effective date, each Series 1990A Bond will be subject to mandatory redemption on the last day of the Flexible Interest Rate Period applicable to such Bond, except to the extent the holder of such Bond shall elect, pursuant to Section 2.1(b)(iii)(D) hereof, to retain his investment in the Series 1990A Bonds
     (8) the procedures for making such election, and (9) the optional redemption provisions, if any, that will pertain to the Series 1990A Bonds during such Flexible Interest Rate Period. If at the time of such notice, the Interest Rate Period for the series 1990A Bonds shall be a Term Interest Rate Period of six months or more, such notice also shall state that all or that portion of Series 1990A Bonds not in Authorized Denominations on the effective date of such Flexible Interest Rate Period shall be redeemed unless purchased in accordance with, and unless otherwise provided in, Section 4.1(b)(iii) hereof.

               (iii) (A) During any Daily Interest Rate Period, any Series 1990A Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.1(b)(ii)(C) hereof (unless purchased or deemed purchased according to the terms of Section 4.1(b)(iii) hereof), on any Business Day, upon (1) delivery to the Remarketing Agent and the Depository Agent at their Principal Offices, by no later than 11:00 a.m., New York time, on such Business Day, of an irrevocable notice by telephone or in person, which states the principal amount of such Series 1990A Bonds and the date on which the same shall be redeemed, (such notice to the Depository Agent to be confirmed in writing in the manner set forth below), and (2) delivery of such Series 1990A Bonds to be so redeemed to the Depository Agent at its Principal office, at or prior to 1:00 p.m., New York time, on the date specified in such notice. The holder of each Series 1990A Bond hereby irrevocably appoints the Depository Agent as its agent for purposes of providing written confirmation of the notice described in clause (1). Such confirmation must coincide in its terms with the telephone notice to both the Remarketing Agent and the Depository Agent and if any discrepancy exists between such telephone notices and the written confirmation thereof, the notice described in clause (1) hereof shall not be valid for any purpose whatsoever.

               (iii) (B) During any Weekly Interest Rate Period, any Series 1990A Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.1(b)(ii)(C) hereof (unless purchased or deemed purchased according to the terms of Section 4.1(b) (iii) hereof), on any Business Day, upon (1) delivery to the Depository Agent at its Principal office of an irrevocable notice in writing by 5:00 p.m. New York time on any Business Day, which states the principal amount of such Series 1990A Bonds and the date on which the same shall be redeemed or purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the

     Depository Agent, and (2) delivery of such Series 1990A Bonds to the Depository Agent at its Principal Office, at or prior to 12 noon, New York time, on the date specified in such notice.

               (iii) (C) On the first day of each Term Interest Rate Period, any Series 1990A Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.1(b)(ii)(C) hereof (unless purchased or deemed purchased according to Section 4.1(b)(iii) hereof), upon (1) delivery to the Depository Agent at its Principal Office, of an irrevocable written notice, which states the principal amount of such Series 1990A Bonds and the date on which the same shall be redeemed or purchased, and
     (2) delivery of such Series 1990A Bonds to the Depository Agent at its Principal Office at or prior to 11:00 a.m. New York time, on the date specified in such notice. The notice required in clause (1) of this paragraph shall be delivered to the Depository Agent at or prior to 5:00 p.m. New York time not later than the later of (a) the 15th day prior to the effective date of each Term Interest Rate Period or (b) the date specified in a Notice by Mail provided to each holder of a Series 1990A Bond 35 days prior to the effective date of each Term Interest Rate Period.

               (iii) (D) Each Series 1990A Bond bearing interest at a Flexible Interest Rate shall be subject to redemption or purchase pursuant to
     Section 4.1(b)(ii)(D) on the last day of each Flexible Interest Rate Period applicable to such Bond (the "Purchase Date") at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, subject however, to the right of the Bondholder to elect to retain his investment in such Bond by irrevocable telephonic or written notice delivered to the Remarketing Agent not later than 3:00 p.m., New York City time, on the Business Day immediately preceding the last day of the then current Flexible Interest Rate Period for that Bond; provided, however, that no such election may be made with respect to a Series 1990A Bond to be redeemed on such Purchase Date pursuant to Section 4.1(b)(ii)(B)(I)(1)(a) or (b) hereof. In the event the Bondholder does not elect to retain his investment in such Bond, the Bondholder must present such Bond to the Depository Agent by 3:00 p.m., New York City time, on the last day of such Flexible Interest Rate Period, in exchange for payment of the purchase price equal to 100 percent of the principal amount thereof plus accrued interest in immediately available funds. In the event the holder of a Bond bearing interest at a Flexible Interest Rate desires to retain his investment in such Bond, the Bondholder must present such Bond to the Depository Agent by 3:00 p.m. New York City time, on the last day of such Flexible Interest Rate Period, in exchange for payment of principal and accrued interest in immediately available funds and the Depository Agent will authenticate and deliver to the Remarketing Agent for redelivery to such Bondholder a substitute Bond for the term of the succeeding Flexible Interest Rate Period in replacement therefore in return for payment of the principal amount thereof. Each such succeeding Flexible Interest Rate Period for a Bond shall be established and shall commence on the first day thereof, which shall be the Purchase Date for the immediately preceding Flexible Interest Rate Period. The Remarketing Agent will notify the Depository Agent of the terms upon which such Bonds will be retained.

               (iii) (E) On each Purchase Date and on the Flexible Interest Rate Conversion Date for Bonds bearing interest at Flexible Interest Rates, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for such Bonds. In remarketing such Bonds, the Remarketing Agent shall offer and accept purchase commitments for the Bonds at the price of par for such Flexible Interest Rate Periods and at such Flexible Interest Rates as it deems to be advisable in order to minimize the net interest cost on the Bonds under prevailing market conditions; provided, however, that the foregoing shall not prohibit the Remarketing Agent from accepting purchase commitments for longer Flexible Interest Rate Periods (and higher Flexible Interest Rates) than are otherwise available at the time of any remarketing if the Remarketing Agent determines, in its sole judgment, that, under prevailing market conditions, an overall lower net interest cost on the Bonds can be achieved by establishing a longer Flexible Interest Rate Period. Notwithstanding the foregoing, no Flexible Interest Rate Period may be established which exceeds the earliest to occur of 180 days or, if the Remarketing Agent has received notice of any conversion to a Daily, Weekly or Term Interest Rate Period, redemption date of the Bonds, the date on which such conversion or redemption is scheduled to take place. The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the purchase price by the Remarketing Agent to the Depository Agent in immediately available funds in exchange for Bonds registered in the name of the new Bondholder which are delivered by the Depository Agent to the Remarketing Agent at or before 2:15 p.m., New York City time, on the purchase date. Such payment by the Remarketing Agent pursuant to such authorization shall be made on such date.

               (iv) The determination of the interest rates or Interest Rate Periods on the Series 1990A Bonds shall be conclusive and binding upon the holders of the Series 1990A Bonds, the Issuer, the Company, the Credit Bank, the Trustee and the Remarketing Agent.

     Section 2.2. Additional Bonds. Additional Bonds may be sued as set forth in
Section 3.4 of the Agreement. The Issuer of the Company may from time to time agree upon and approve the issuance and delivery of Additional Bonds in such amount as shall be determined by said parties as permitted by law in effect at the time thereof. All Additional Bonds shall be secured as provided in a Supplemental Indenture executed with respect to each Additional Bonds and shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form, and be issued at such prices as shall be approved in writing by the Issuer and the Company.

     Upon the execution and delivery in each instance of appropriate supplements to this Indenture and to the Agreement, the Issuer shall execute Additional Bonds and deliver them to the Trustee, as specified herein or in any Supplemental Indenture, and the Trustee, as specified herein or in any Supplemental Indenture, shall authenticate such Additional Bonds and deliver them to the purchasers as may be directed by the Issuer, as the Trustee, as specified herein or in any Supplemental Indenture, of any of such Additional Bonds there shall be delivered to the Trustee:

          (a) A written statement by the president or any vice president of the Company approving (i) the issuance and delivery of such Additional Bonds and
(ii) any other matters to be approved by the Company pursuant to Section 3.4 of the Agreement and this Section.

          (b) A Certified Resolution of the Issuer authorizing the execution and delivery of such supplement to the Agreement and such Supplemental Indenture and the issuance of such Additional Bonds.

          (c) A Written Request of the Issuer approved in writing by the Company requesting and authorizing the Trustee to authenticate and deliver such Additional Bonds to the purchasers thereon identified upon payment to the Issuer of a sum specified in such Written Request.

          (d) An opinion of Bond Counsel to the effect that the issuance and sale of the Additional Bonds will not result in interest on the Series 1990A Bonds becoming includable in the gross income of the holders thereof for federal income tax purposes.

          (e) A description of the facilities to be financed from the proceeds of such series of Additional Bonds.

          (f) Such other certificates, documents and opinions as the Trustee or Bond Counsel may reasonably require.

     Section 2.3. Execution of Bonds. The Bonds shall be executed on behalf of the Issuer with the facsimile signature of its President, and attested with the facsimile signature of its Secretary or Assistant Secretary. The Bonds shall then be delivered to the Trustee for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered to the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

     Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

     Any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Trustee required to be kept pursuant to the provisions of Section 2.5 hereof, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Trustee, duly executed. The Trustee shall require the payment by the Bondholder requesting such transfer of any tax or other governmental charge required to be paid with respect to such transfer, and there shall be no other charge to any Bondholders for any such transfer. Whenever any Bond shall be surrendered for transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of the same series and maturity and of Authorized Denominations. Except with respect to Bonds delivered for purchase pursuant to Section 4.1(b)(iii) hereof, the Trustee shall not be required to transfer or exchange any Bond after the giving of Notice by Mail that such Bond has been called for redemption. No transfers of Bonds shall be required to be made during the period five (5) Business Days preceding the giving of any notice of redemption, except with respect to Bonds delivered pursuant to Section 4.1(b)(iii) hereof.

     Section 2.4. Exchange of Bonds. Bonds may be exchanged at the Principal Office of the Trustee in New York, New York, for a like aggregate principal amount of Bonds of the same series and maturity of Authorized Denominations. The Trustee shall require the payment by the Bondholder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Bondholders for any such exchange.

     Section 2.5. Bond Resister. The Trustee will keep or cause to be kept at its Principal Office sufficient books for the registration and transfer of the Bonds, which shall at all times, upon reasonable notice, be open to inspection by the Issuer, the Trustee, the Credit Bank and the Company; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on said books, Bonds as hereinabove provided.

     Section 2.6. Temporary Bonds. The Bonds may be issued initially in temporary form exchangeable for definitive Bonds when ready for delivery. The temporary Bonds may be printed, lithographed or typewritten, shall be of Authorized Denominations and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated and registered by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds, it will execute and furnish definitive Bonds without delay, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefore at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of Authorized Denominations, of the same series and maturity or maturities. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

     Section 2.7. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Issuer, at the expense of the holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be cancelled by it and delivered to, or upon the order of, the Issuer. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft shall be submitted to the Issuer, the Company and the Trustee upon their request, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Trustee may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and repayment of the expenses which may be incurred by the Issuer and the Trustee. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

     In the event there shall exist Undelivered Bonds, the Trustee shall in the manner set forth in Section 4.1(b)(iii), authenticate and deliver to the purchasers or their order, or hold for the account of such purchasers a new Bond or Bonds of like amount in Authorized Denominations registered in the name of such purchaser or in the name it shall order.

                                  ARTICLE III

              Issuance of Bonds; Project Construction; Rebate Fund

     Section 3.1. Authentication and Delivery of Bonds. Forthwith upon the execution and delivery of this Indenture or from time to time thereafter, upon the execution of the Bonds by the Issuer and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Issuer, the Trustee shall authenticate the Series 1990A Bonds in an aggregate principal amount not exceeding Nine Million Six Hundred Thousand Dollars ($9,600,000). The Series 1990A Bonds so authenticated shall be delivered by the Trustee to the purchasers thereof upon the filing with the Trustee of the following:

          (a) Copy of the ordinance duly adopted by the Issuer, and signed by its President authorizing the issuance of the Series 1990A Bonds and the execution and delivery of this Indenture and the Agreement.

          (b) Original executed counterparts of the Agreement, this Indenture, the Bond Purchase Agreement, the Reimbursement Agreement, the Depository Agreement and the Remarketing Agreement.

          (c) An instrument, signed by an Authorized Company Representative, evidencing the Company's approval of the issuance and sale of the Series 1990A Bonds and of the issuance and delivery to the Trustee of the Letter of Credit.

          (d) A certificate or representation from an Authorized Company Representative, in form and substance satisfactory to Bond Counsel and upon which Bond Counsel is entitled to rely, to the effect that the pollution control facilities included in the Project are designed to meet or exceed applicable federal, state and local requirements for the control of air and water pollution in effect on the date of the issuance of the Bonds, and to such other matters as may be required by Bond Counsel.

          (e) A certificate or representation from an Authorized Company Representative that at least 95 percent of the proceeds of the Bonds will be used for sewage, solid waste disposal or pollution control facilities at the Facility.

          (f) The Letter of Credit.

          (g) Such other certificates, documents and opinions as Bond Counsel or the Trustee may reasonably require.

          (h) A request and authorization to the Trustee on behalf of the Issuer, signed by or on behalf of the Issuer, to authenticate and deliver the Series 1990A Bonds to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization (the "net proceeds"), which request and authorization shall specify the amount, if any, of such net proceeds that constitutes accrued interest. The proceeds of such payment to the Trustee shall be deposited in the manner set forth in Section 3.2 hereof.

     Section 3.2. Application of Proceeds of Bonds.

          (a) The Series 1990A Bonds. From the net proceeds of the Series 1990A Bonds there shall first be set aside with the Trustee as Revenues in the Bond Fund an amount representing the accrued interest, if any, received on the sale of the Series 1990A Bonds, as provided in Section 5.2 hereof. Thereafter, the Trustee shall forthwith deposit the balance of the net proceeds of the Series 1990A Bonds in the Construction Fund.

          (b) Proceeds of any series of Additional Bonds shall be applied as provided in the Supplemental Indenture for such series of Bonds.

     Section 3.3. Establishment of Construction Fund. The Trustee shall establish and maintain and hold in trust a fund for the payment of costs which shall be entitled the "Portland General Electric Company Series 1990A Construction Fund" (the "Construction Fund"). The Construction Fund shall consist of the amounts deposited therein pursuant to this Indenture and any other amounts the Company or the Issuer may deposit therein. The amounts in the Construction Fund, until applied as hereinafter provided, shall be held for the security of all Bonds Outstanding hereunder.

     The Trustee shall maintain a record of the income on investments and interest earned on deposit of amounts held in the Construction Fund. Such income or interest may be expended at any time or from time to time to pay Costs in the same manner as the proceeds of Bonds deposited in the Construction Fund are expended, and for no other purpose.

     Upon written direction from an Authorized Company Representative, the Trustee shall withdraw from the Construction Fund moneys for the payment of interest on the Series 1990A Bonds during acquisition and construction of the Project, and shall deposit such moneys in the Bond Fund for the payment of such interest.

     Section 3.4. Payments from Construction Fund. Except as otherwise provided in the last paragraph of Section 3.3 hereof and in Section 3.6 hereof, the Trustee shall make payments from the Construction Fund upon receipt of a requisition from an Authorized Company Representative, stating:

          (a) The Costs to which the payment relates, and with respect to work and material, stating that such have been incorporated into the Project substantially in accordance with the plans and specifications therefor;

          (b) The payee, which payee may be the Company in the case of work done by Company personnel and in the case of reimbursement for payments previously made by the Company for the Issuer's account (other than payments made by way of set-off of mutual claims between the Company and the payee) and which payee may be the Company with respect to amounts to be paid to the Rebate Fund pursuant to
Section 3.5 of the Agreement;

          (c) The amount of the payments to be made;

          (d) That the payment is due, is a proper charge against the Construction Fund and has not been the subject of any previous withdrawal therefrom or from any other funds representing proceeds of bonds issued by the Issuer on the Company's behalf.

     Each requisition will be accompanied by a statement in reasonable detail listing the Costs to be paid to any contractors, materialmen or suppliers or the Costs incurred or advanced by the Company for which it is to be reimbursed. The Trustee shall retain copies or records of each requisition for the Issuer and shall not destroy such records without the prior consent of the Issuer, which consent will not be unreasonably withheld.

     The establishment of the Construction Fund shall be for the benefit of the Company, and, except during the continuance of an

Event of Default hereunder, the Company may enforce payments therefrom upon compliance with the procedures set forth in this Section 3.4.

     Section 3.5. Procedure Upon Completion of Project. Upon receipt by the Trustee of a certificate signed by an Authorized Company Representative evidencing completion of the Project, any amounts remaining in the Construction Fund (including the earnings from investments thereof) shall be applied by the Trustee, at the written direction of an Authorized Company Representative, (a) to the purchase of Bonds of any series at such terms and conditions as the Company may direct, or (b) to the redemption of Bonds of any series, on the first redemption date occurring at least 45 days after receipt by the Trustee of such certificate of completion, at the applicable optional redemption price, provided, however, that no exercise of any option to redeem shall be required if such exercise would involve the payment of a premium or penalty, or (c) provided that the Trustee shall have received an opinion of Bond Counsel that such deposit shall not cause interest on the Bonds to be includable in gross income under the 1986 Code, such amounts may be transferred to the Bond Fund for payment of maturing principal or interest on any of the Bonds. Unless there shall be delivered to the Trustee a similar opinion of Bond Counsel, after receipt by the Trustee of such certificate of completion, the Company may not direct the Trustee to invest amounts held for application under this Section 3.5 at a yield in excess of the yield on the Bonds from which such amounts were derived. Any Bonds purchased or redeemed by the Trustee in accordance with this
Section 3.5 shall be cancelled, the Company will receive a credit corresponding to such Bonds, and to any deposit in the Bond Fund as contemplated by this
Section 3.5, against its obligation to make payments under the Agreement.

     At the time of delivery of the certificate of completion to the Trustee, the Company, pursuant to the written direction of an Authorized Company Representative, may direct the Trustee to withdraw certain remaining funds from the Construction Fund for deposit in the Rebate Fund in accordance with Sections
3.4 and 3.7 hereof and Section 3.5 of the Agreement.

     Section 3.6. Automatic Transfer of Construction Fund Moneys in Certain Cases. Upon acceleration or redemption in whole of the Series 1990A Bonds, any moneys in the Construction Fund shall be automatically be transferred to the Bond Fund.

     Section 3.7. Rebate Fund.

               (a) The Trustee shall establish and maintain and hold in trust until all of the Series 1990A Bonds have been retired, and for sixty (60) days thereafter, a fund entitled the "Portland General Electric Company Series 1990A Rebate Fund" (the "Rebate Fund") for the purposes described herein. The Rebate Fund shall be maintained by the Trustee as a fund separate from any other fund established and maintained hereunder; provided however that the Trustee will have no responsibility for the making of any calculations required under this
Section 3.7 or for confirming the correctness of any calculations or computations delivered to it under Section 3.5 of the Agreement. Subject to the transfer provisions provided in paragraph (e) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust for payment to the federal government of the United States of America in satisfaction of the requirements of Section 148 of the 1986 Code, and neither the Issuer, the Company nor the Bondholder of any Series 1990A Bonds shall have any rights in or claim to such money. Amounts in the Rebate Fund, including investment income, shall be free and clear of any lien or pledge to the benefit of the holders of the Series 1990A Bonds. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section and by Section 3.5 of the Agreement. The Trustee shall be deemed conclusively to have complied with such provisions if it follows the directions of the Company, shall not be required to take any actions thereunder in the absence of written directions by the company, and shall have no liability or responsibility to enforce compliance by the Company or the Issuer with the terms thereof and may conclusively rely on such directions as to the correctness of any matters stated therein.

               (b) The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section, other than from moneys held in the Rebate Fund or from other moneys provided to it by the Company.

               (c) Any moneys in the Rebate Fund shall be invested, at the written direction of the Company, in specified Permitted Investments. The Trustee shall maintain records of the date and amount of each deposit made into the Rebate Fund and of the investments made of such amounts, so that the investment earnings allocable to each deposit made into the Rebate Fund can be identified as if such deposits were made in segregated accounts; provided that the Trustee may commingle the amounts deposited into the Rebate Fund and shall not be required to segregate such deposits.

               (d) The Trustee shall deposit in the Rebate Fund all payments of rebatable arbitrage received from the Company pursuant to Section 3.5 of the Agreement.

               (e) (i) The Trustee shall make payments from the Rebate Fund to the United States of America at such times and in such amounts as are required by Section 148(f) of the 1986 Code, including payments of installments of at least 90% of the rebatable arbitrage within 60 days after the end of each fifth bond year, payment of all the rebatable arbitrage and attributable income within 60 days after retirement of the last bond of the issue. The Trustee may rely on written instructions from an Authorized Company Representative in carrying out this duty. The Trustee shall notify the Issuer and the Company of the date and amount of all payments from the Rebate Fund. For purposes of this Section 3.7, "bond year" means a one-year period (or shorter period from the date of issue of the Series 1990A Bonds) that ends on the last day of a compounding period used in computing yield.

                    (ii) If an Authorized Company Representative so directs in writing, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the written directions of an Authorized Company Representative, provided that no payments may be made from the Bond Fund to the Rebate Fund. Any funds remaining in the Rebate Fund after redemption and payment of all of the Series 1990A Bonds and payment and satisfaction of any amount of rebatable arbitrage or provision made therefor satisfactory to the Trustee shall, at the request of an Authorized Company Representative, be withdrawn and remitted to an Authorized Company Representative and the Trustee shall have no responsibility or liability therefor after such remittance.

               (f) Notwithstanding any other provisions of this Indenture, the obligation to remit amounts to the United States to satisfy the requirements of
Section 148 of the 1986 Code and to Comply with all other requirements of this Section and Section 3.5 of the Agreement, shall survive the defeasance or payment in full of the Series 1990A Bonds.

               (g) Notwithstanding the foregoing, the requirements of this
Section 3.7 shall be deemed to be satisfied on or after the date that the Company provides the Trustee and the Issuer with an opinion of Bond Counsel that the requirements of Section 148(f) of the 1986 Code have been complied with.

               (h) All references in this Section and in Section 3.5 of the Agreement to directions or similar communications from the company shall mean directions or similar communications from an Authorized Company Representative.

                                   ARTICLE IV

                               Redemption of Bonds

     Section 4.1. Redemption of Bonds.

          (a) General. The Bonds are subject to redemption to the extent the Company is entitled or required to make and makes a prepayment pursuant to
Article VII of the Agreement. The Trustee shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such optional redemption, unless the Company has so directed in accordance with the Agreement and payment or provision for payment in Available Moneys has been made of all payments of the Company's obligations required under Section 7.4 of the Agreement.

          (b) The Series 1990A Bonds. The Series 1990A Bonds shall be redeemed upon the following terms:

               (i) Optional Redemption.

                    (A) During any Flexible Interest Rate Period, Daily Interest Rate Period or Weekly Interest Rate Period, the Series 1990A Bonds may be redeemed by the Trustee with Available Moneys on deposit in the Bond Fund, at the option of the Company, on any Interest Payment Date, in whole or in part, at a redemption price equal to the principal amount thereof.

                    (B) The Series 1990A Bonds shall be redeemed in whole on any Interest Payment Date (which for Bonds bearing interest at Flexible Interest Rates shall be the latest Interest Payment Date on which interest is payable for all Flexible Interest Rate Periods theretofore established) with Available Moneys on deposit in the Bond Fund at a redemption price equal to the principal amount thereof upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Series 1990A Bonds in whole:

                         (I) all or substantially all of the Facility shall be
               damaged or destroyed and the

               Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Facility;

                         (II) all or substantially all of the Facility shall be
               condemned or such use or control thereof shall be taken by eminent domain as to render the Facility unsatisfactory to the Company for continued operation;

                         (III) unreasonable burdens or excessive liabilities
               shall be imposed upon the Issuer or the Company with respect to the Facility or the operation thereof; or

                         (IV) all or substantially all of the property of the
               Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the Company in such manner that the Company is not the surviving corporation.

                    (C) On the effective date of any Term Interest Rate Period, the Series 1990A Bonds shall be subject to redemption, in whole or in part with Available Moneys on deposit in the Bond Fund, at the option of the Company, at the principal amount thereof without premium. During any Term Interest Rate Period, the Series 1990A Bonds also shall be subject to redemption, in whole or in part, with Available Moneys on deposit in the Bond Fund, at the option of the Company, at the times (measured in each case from the first day of the applicable Term Interest Rate Period), and at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

       Length of
     Term Interest
      Rate Period             Redemption Dates and Prices

Greater than 17 years         At any time on or after the 10th anniversary of
                              the effective date commencing such Term Interest
                              Rate Period at 102% declining 1/2% annually to 100%.

Greater than 10 and           At any time on or after the 5th anniversary of
less than or equal            the effective date commencing such Term Interest
to 17 years                   Rate Period at 102% declining 1/2% annually to
                              100%.

Greater than 8 and            At any time on or after the 5th anniversary of
less than or equal            the effective date commencing such Term Interest
to 10 years                   Rate Period at 101 1/2% declining 1/2% annually to
                              100%.

Greater than 6 and            At any time on or after the 3rd anniversary of
less than or equal            the effective date commencing such Term Interest
to 8 years                    Rate Period at 101 1/2% declining 1/2% annually to
                              100%.

Greater than 4 and            At any time on or after the 2nd anniversary of
less than or equal            the effective date commencing such Term Interest
to 6 years                    Rate Period at 101% declining 1/2% annually to
                              100%.

Greater than 3 and            At any time on or after the 2nd anniversary of
less than or equal            the effective date commencing such Term
to 4 years                    Interest Rate Period at 100 1/2% declining 1/2%
                              annually to 100%.

Greater than 2 and            At any time on or after the 1st anniversary of
less than or equal            the effective date 3 years commencing such Term
to 3 years                    Interest Rate Period at 100 1/2% declining 1/2%
                              annually to 100%.

Greater than 1 and            At any time on or after the 1st anniversary of
less than or equal            the effective date commencing such Term Interest
to 2 years                    Rate Period at 100%.

Less than or equal to         On the Interest Payment Date which is six months
1 year                        after the effective date of such term Interest
                              Rate Period at 100-1/8%.

               (ii) Mandatory Redemption.

               (A) Upon the occurrence of an event stated in Section 7.3 of the Agreement and upon compliance with the provisions thereof, the Series 1990A Bonds shall be redeemed in accordance with the provisions of Section 5.2 hereof, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in whole, or in whole or in part, in the case of Section 7.3(iii) of the Agreement, if in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Series 1990A Bonds outstanding would have the result that interest payable on the Series 1990A Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any holder of a Series 1990A Bond (other than a holder who is a "substantial user" of the Facility or a "related person" within the meaning of Section 147(a) of the 1986 Code), and in such event the Series 1990A Bonds shall be redeemed (in the principal amounts in Authorized Denominations) in such manner as the Trustee shall determine, in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result and if the Series 1990A Bonds are then in a Flexible Interest Rate Period, the determination by Bond Counsel shall also include specific direction with respect to any distinction, if any, which should be given to Bonds in particular Flexible Interest Rate Periods vis-a-vis other Flexible Interest Rate Periods. After the receipt by the Trustee of notice of the foregoing redemption pursuant to Section 7.5 of the Agreement, the Trustee shall give notice of such redemption as provided in Section 4.3 hereof. Upon the giving of such notice, the Series 1990A Bonds shall become due and payable on such redemption date at the redemption price together with the accrued interest to the redemption date.

               (B) (I) The Series 1990A Bonds shall be subject to mandatory redemption in accordance with the provisions of Section 5.2 hereof, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date described below, upon the occurrence of any of the events stated immediately below:

                    (1) (a) on the first day of any Term Interest Rate Period if the Term Interest Rate Period to commence thereon is not a Term Interest Rate Period of the same duration as was in effect immediately prior to the commencement of such Term Interest Rate Period or if such prior Interest Rate Period was a Weekly Interest Rate Period, a Daily Interest Rate Period or a Flexible Interest Rate Period, (b) on the first day of a Weekly Interest Rate Period or a Daily Interest Rate Period if the Interest Rate Period in effect immediately prior to the effective date thereof was a Term Interest Rate Period, and (c) on any Flexible Interest Rate Conversion Date;

                    (2) on the fifth Business Day immediately preceding the date of termination of the Letter of Credit unless a Substitute Letter of Credit has been provided in accordance with Section 5.6 hereof;

                    (3) as soon as practicable after the Trustee receives actual notice of an Act of Bankruptcy of the Credit Bank or that the Letter of Credit has become void or unenforceable or that the Credit Bank has failed to honor a demand or drawing on the Letter of Credit presented in accordance with any provision of this Indenture;

                    (4) on the second Business Day immediately preceding the effective date of any Alternate Credit Facility if the Trustee shall have received notice from the Company pursuant to Section 4.5(d) of the Agreement that after such effective date any rating agency then having an outstanding rating on the Series 1990A Bonds will as a result reduce or withdraw such rating;

                    (5) on a redemption date to be specified by the Trustee not more than 15 days after receipt by the Trustee of written notice from the Credit Bank within

          14 calendar days of a drawing under the Letter of Credit to the effect that the Credit Bank has not been reimbursed for such drawing with respect to any scheduled payment of interest on the Series 1990A Bonds; and

                    (6) on the effective date of any Flexible Interest Rate Period, Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than six months, but only of (a) any Series 1990A Bond in any denomination less than $100,000 and (b) the minimum portion of any series 1990A Bond in any denomination of $100,000 or more the redemption of which minimum portion leaves outstanding a Series 1990A Bond in an Authorized Denomination.

                    (B) (II) Notwithstanding the foregoing, there shall not be redeemed (a) Series 1990A Bonds which have been called for redemption pursuant to Section 4.1(b)(ii)(B)(I) hereof (except subsection (5) thereof) and which shall have been purchased or deemed purchased on such date as provided in Section 4.1(b)(iii) hereof, (b) such Series 1990A Bonds with respect to which the Trustee shall have received directions not so to redeem the same from the holders thereof as provided in Section 4.1(b)(ii)(B)(III) hereof, and (c) such Series 1990A Bonds issued in exchange for or upon registration of transfer of Series 1990A Bonds referred to in clauses (a) and (b) above.

                    (B) (III) Holders of Series 1990A Bonds as of the close of business on the fifteenth day immediately preceding the date of the occurrence of an event described in Section 4.1(b)(ii)(B)(I) (except for subsection (1) thereof in the event of a redemption on the first day of a Term Interest Rate Period which was immediately preceded by a Flexible Interest Rate Period and except for subsections (5) and (6) thereof) may direct the Trustee not to redeem their Series 1990A Bonds, or a portion of the principal amount thereof in Authorized Denominations, on the redemption date provided in Section 4.1(b)(ii)(B)(I) by delivering to the Trustee at its Principal office at or prior to 5:00 p.m. New York time not later than the 15th day prior to the redemption date, unless a later date is specified in a Notice by Mail provided to each holder of a Series

          1990A Bond in accordance with Section 4.3 hereof, an instrument or instruments in writing which (i) specifies the numbers and denominations of series 1990A Bonds owned by such holder, (ii) acknowledges receipt of notice of such redemption and of the matters set forth therein, and, in the case of a redemption pursuant to
          Section 4.1(b)(ii)(B)(I)(2) or (4), that the Letter of Credit shall terminate and that any rating agency then having an outstanding rating on the Series 1990A Bonds will reduce or withdraw such rating, as the case may be and (iii) directs the Trustee not to redeem such Series 1990A Bonds or a portion thereof.

                    (B) (IV) Any instrument delivered to the Trustee in accordance with Section 4.1(b)(ii)(B)(III) shall be irrevocable with respect to the redemption for which such instrument was delivered and shall be binding upon any subsequent holder of the Series 1990A Bond to which it relates, including any Series 1990A Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument, the holder of the Series 1990A Bonds specified therein shall not have any right to redeem such Series 1990A Bonds until after the date of redemption specified in such notice.

                    (C) The Series 1990A Bonds shall be subject to mandatory redemption in accordance with the provisions of Section 5.2 hereof, at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the extent redemption of such Series 1990A Bonds has been demanded by the holder thereof pursuant to Section 2.1(b)(iii); provided that there shall not be so redeemed (a) Series 1990A Bonds which shall have been purchased or deemed purchased as provided in Section 4.1(b)(iii) hereof and (b) Series 1990A Bonds issued in exchange for or upon the registration of transfer of Series 1990A Bonds referred to in clause (a) above.

                    (D) Each Series 1990A Bond bearing interest at a Flexible Interest Rate shall be subject to mandatory redemption in accordance with the provisions of Section 5.2 hereof, on the last day of the Flexible Interest Rate Period applicable to such Bond at a redemption price equal to the principal amount plus interest accrued to such redemption date, subject however, to the right of the Bondholder to retain his investment as provided by
          Section 2.1(b)(iii)(D).

                    (iii) Purchase in Lieu of Redemption.

                    (A) Series 1990A Bonds subject to redemption pursuant to Sections 4.1(b) (ii) (B) (I) (except subsection (5)), and 4.1(b)(ii)(C) and (D) may, in lieu of redemption (I) be remarketed pursuant to the terms and conditions of this Indenture and the Depository Agreement and purchased for the accounts of other purchasers with Available Moneys representing the proceeds of such remarketing, or (II) failing such remarketing on the day upon which such Series 1990A Bonds were to have been redeemed, such Bonds may be purchased by the Trustee with Available Moneys drawn under the Letter of Credit or with any other Available Moneys deposited with the Depository Agent for such purpose; in each case, at a purchase price equal to the principal amount thereof, or if such redemption were to have occurred on a Business Day other than an Interest Payment Date, with accrued interest thereon to such Business Day; provided that Series 1990A Bonds called for and subject to redemption pursuant to subsection (6) of Section 4.1(b)(ii)(B)(I) hereof, may be purchased in lieu of redemption as provided in this clause (iii) only in an aggregate principal amount of $100,000 or any integral multiple thereof.

                    (B) If Available Moneys described in the next preceding paragraph are delivered, the Depository Agent shall pay the purchase price of Series 1990A Bonds so purchased from the moneys deposited to pay such purchase price.

                    (C) If Available Moneys sufficient to pay the purchase price of Series 1990A Bonds to be redeemed pursuant to Section 4.1(b)(ii)(B)(I) (except subsection (5) thereof) or 4.1(b)(ii)(C) (for which irrevocable notices of demand for redemption have been filed with the Depository Agent pursuant to Section 2.1(b)(iii)) or 4.1(b)(ii)(D) shall be held by the Depository Agent on the date such Series 1990A Bonds are to be redeemed, such Series 1990A Bonds shall be deemed to have been purchased and may be purchased according to Section

          4.1(b)(iii), for all purposes of this Indenture, irrespective of whether or not such Series 1990A Bonds shall have been delivered to the Depository Agent, and the former holders of such Series 1990A Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof, including accrued interest thereon.

                    (D) In the event any Series 1990A Bonds purchased as provided in this Section 4.1(b)(iii) shall not be presented to the Depository Agent, the Depository Agent shall segregate and hold the moneys for the purchase price of such Series 1990A Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Series 1990A Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such series 1990A Bonds. Any moneys which the Depository Agent shall segregate and hold in trust for the payment of the purchase price of any Series 1990A Bond and remaining unclaimed for two years after the date of purchase shall, upon the Company's written request to the Depository Agent, be paid to the Company. After the payment of such unclaimed moneys to the Company, the former holder of such Series 1990A Bond shall look only to the Company for the payment thereof. The Trustee shall have no right, title or interest, or lien on, any moneys so held by the Depository Agent representing the purchase price of such Series 1990A Bonds.

                    (E) Bonds purchased by the Trustee with moneys drawn under the Letter of Credit pursuant to clause (II) of Section 4.1(b)(iii)(A) shall be delivered to and registered in the name of the Credit Bank or its designee to be held pursuant to the terms of the security Agreement, whereupon such Bonds will become Bank Bonds. To the extent provided in the Letter of Credit, the Bank Bonds shall not be covered thereby.

                    (F) Notwithstanding the foregoing, Bonds otherwise subject to purchase in lieu of redemption as provided in Section 4.1(b)(iii)(A) hereof, shall not be purchased in lieu of redemption as provided therein, at any time the Trustee has actual knowledge that an Event of Default has occurred and is continuing.

     Section 4.2. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the Outstanding Bonds or such given portion thereof not previously called for redemption, by lot within any maturity in a manner which the Trustee deems to be fair. In selecting Bonds for redemption, the Trustee may treat Bonds purchased pursuant to Section 4.1(b)(iii) hereof and Bonds delivered in lieu of such Bonds so purchased during the five (5) Business Days next preceding the giving of Notice by Mail pursuant to Section 4.3 of any proposed redemption as though such purchase and delivery had not occurred. If a Bond selected for redemption shall have been purchased pursuant to Section 4.1(b) (iii) hereof and a new Bond shall have been delivered in lieu thereof on or after the fifth (5th) Business Day immediately receding the giving of Notice by Mail of any propose redemption of Bonds, then the Bond delivered in replacement for the Bond so purchased shall be deemed to be the Bond selected for redemption. The Trustee shall promptly notify the Issuer in writing of the Members of the Bonds or portions thereof so selected for redemption.

     Section 4.3. Notice of Redemption. Notice of redemption (except as otherwise provided in this Section 4.3) shall be given by the Trustee for and on behalf of the issuer, by mail, not less an thirty nor more than sixty days prior to the redemption date, to the Issuer and the holder of each Bond at the address shown on the registration books of the Registrar on the date such notice is mailed. Each notice of redemption shall state the redemption date, the place of redemption, the source of the Available Moneys to be used for such redemption, the principal amount and, if less than all, the distinctive numbers of the Bonds to be redeemed, and shall also state that the interest on Bonds designated for redemption shall cease to accrue from after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, to the redemption date and the premium, if any, thereon (such premium to be specified), and the last day by which holders may direct the Trustee not to redeem their Series 1990A Bonds, if such date is than the 15th day prior to the redemption date. As soon as practicable after the occurrence of any event described in ion 4.1(b) (ii)
(B) (I) (3) and (5), the Trustee shall give notice by Mail to each holder of Series 1990A Bonds that such Bonds are subject to mandatory redemption on the date set forth in such Notice.

     Prior to the occurrence of any event described in Section 4.1(b)(ii)(B)(I) (except clauses (3) and (5) thereof), the Trustee shall give notice to Bondholders as follows:

          (a) Not less than 35 days prior to the first day of any Interest Rate Period (except 15 days in the case of a Flexible Interest Rate Conversion Date) described in Section 4.1(b) (ii) (B) (I) (1) , the Trustee shall give Notice by Mail to each holder of Series 1990A Bonds, to the extent the Trustee possesses such knowledge (i) of the items specified in the direction of the Company designating such Interest Rate Period; (ii) of the ratings which are expected by the Company to be assigned to the Series 1990A Bonds on such date, whether a Letter of Credit will be in effect and whether ratings are expected by the Company to be reduced or withdrawn; (iii) of the optional redemption provisions, if any, that will pertain to such Series 1990A Bonds during such immediately succeeding Interest Rate Period and whether all outstanding Series 1990A Bonds will be redeemed or purchased according to Section 4.1(b)(iii) hereof, unless the holder of any Series 1990A Bond (except Series 1990A Bonds not in Authorized Denominations) directs the Trustee not so to redeem its Series 1990A Bond as set forth in Section 4.1(b)(ii)(B)(III) hereof; and (iv) that all Series 1990A Bonds which will not be in Authorized Denominations after such date will be redeemed on such date, unless purchased according to and unless otherwise provided in
Section 4.1(b)(iii) hereof.

          (b) The Trustee shall give Notice by Mail to the holders of the Series 1990A Bonds, at least 45 days prior to the Business Day preceding the termination of the Letter of Credit, which notice shall, to the extent the Trustee possesses such knowledge (i) specify the date of the termination thereof, (ii) specify the last times and dates prior to the Business Day immediately preceding the date of such termination on which Series 1990A Bonds must be delivered, and on which notice must be given, for the redemption of Series 1990A Bonds pursuant to Section 2.1(b)(iii) hereof and the places where such Series 1990A Bonds must be delivered for such redemption, (iii) state that the Series 1990A Bonds shall be redeemed or purchased at the principal amount thereof, plus accrued interest, if any, on the fifth Business Day immediately preceding the date of the termination of the Letter of Credit unless the holder of any

Series 1990A Bond directs the Trustee not so to redeem its Series 1990A Bond as set forth in Section 4.1(b)(ii)(B)(III) hereof, and (iv) state the ratings which are expected by the Company to be assigned to the Series 1990A Bonds after expiration of the Letter of Credit and whether the Company expects such ratings to represent a reduction or withdrawal of ratings in effect prior to such termination; provided that the Trustee shall not give such notice if a substitute Letter of Credit has been delivered in accordance with Section 5.6 hereof.

          (c) The Trustee shall give Notice by Mail to the holders of the Series 1990A Bonds, at least 45 days prior to the Business Day preceding the effective date of an Alternate Credit Facility, which notice shall, to the extent the Trustee possesses such knowledge (i) specify the effective date thereof, (ii) if applicable, state that the Series 1990A Bonds shall be redeemed at the principal amount thereof, plus accrued interest, if any, on the second Business Day next preceding such effective date unless the holder of any Series 1990A Bond directs the Trustee not so to redeem its Series 1990A Bond as set forth in Section 4.1(b)(ii)(B)(III); and (iii) state the ratings, if any, which are expected by the Company to be assigned to the Series 1990A Bonds after such effective date.

          (d) The Trustee shall give Notice by Mail of the foregoing redemptions to the holders of the Series 1990A Bonds at their addresses as shown on the bond registration books kept by the Registrar. Failure by the Trustee to give such Notice by Mail, or any defect therein, shall not extend the period for making elections or in any way change the rights of the holders of the Series 1990A Bonds to elect to have their Series 1990A Bonds redeemed as provided herein. Any notice mailed as provided shall be conclusively presumed to have been given, whether or not such holder receives the notice.

     With respect to any notice of optional redemption of Series 1990A Bonds to be made when the Letter of Credit is in effect, unless, upon the giving of such notice, such Series 1990A Bonds shall be deemed to have been paid within the meaning of Article X hereof, such notice may state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of Available Moneys sufficient and available to pay the principal of, premium, if any, and interest on such Series 1990A Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Trustee shall not be required to redeem such Series 1990A Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

     Section 4.4. Partial Redemption of Registered Bonds. Upon surrender of any Bond redeemed in part only, the Trustee shall provide a replacement Bond of the same series and maturity as the Bond redeemed in part only in a principal amount equal to the portion of such Bond not redeemed, and deliver it to the registered owner thereof. The Bond so surrendered shall be cancelled by the Trustee as provided herein. The Issuer and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

     Section 4.5. Effect of Redemption. Subject to Section 4.1(b)(iii) and the last paragraph of Section 4.3 hereof, notice of redemption having been duly given as aforesaid, Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, and, if Available Moneys for payment of the redemption price shall be held by the Trustee, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof.

      All Bonds fully redeemed pursuant to the provisions of this Article IV shall, upon the written order of the Issuer, be either (a) cancelled upon surrender thereof and delivered to the Issuer; or (b) destroyed as provided in
Section 11.4 hereof.


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

                                    ARTICLE V

                                    Revenues

     Section 5.1. Pledge of Revenues. All of the Revenues are hereby irrevocably pledged to the punctual payment of the principal of, interest and premium, if any, on the Bonds, and such Revenues shall not be used for any other purpose while any Bonds remain outstanding; provided, however, that Revenues which are held for the payment of particular Bonds shall not be held for the benefit of all holders. Said pledge shall constitute a first and exclusive lien on such Revenues for the payment of the Bonds in accordance with the terms hereof. Notwithstanding the foregoing, any Revenues received with respect to the Letter of Credit or an Alternate Credit Facility provided with respect to the Series 1990A Bonds shall be segregated from all other funds and pledged only to the payment of such Series 1990A Bonds.

     All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter in this Article V set forth.

     The Bonds are limited obligations of the Issuer and shall not constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.

     Section 5.2. Bond Fund. Upon the receipt thereof, the Trustee shall deposit all accrued interest, if any, paid at the sale of the Bonds and all Revenues (except as otherwise provided herein) in the "Portland General Electric Company Series 1990A Bond Fund" (the "Bond Fund"), which the Trustee shall establish and maintain and hold in trust, and which shall be disbursed and applied only as hereinafter authorized. Moneys, in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise.

     Funds for such payments of the principal or redemption price of, premium, if any, and interest on the Series 1990A Bonds shall only be derived from the following sources in the order of priority indicated,

          (a) from Available Moneys drawn under the Letter of Credit;

          (b) from other Available Moneys on deposit in the Bond Fund; and

          (c) except with respect to redemption, from amounts not meeting the requirements of (a) and (b) above paid by the company with respect to the Series 1990A Bonds pursuant to the provisions of Section 4.2(a) of the Agreement, including moneys realized by the Trustee from any Alternate Credit Facility.

     Amounts on deposit in the Bond Fund drawn by the Trustee pursuant to the Letter of Credit shall be deposited in a separate account within the Bond Fund called the "Letter of Credit Proceeds Account."

     Section 5.3. Trustee Authorized to Draw on Letter of Credit and to Realize Moneys Under an Alternate Credit Facility. The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, upon notification from the Depository Agent pursuant hereto and the Depository Agreement, in connection with a drawing to pay the purchase price of Bonds, to draw moneys under the Letter of Credit in accordance with the amounts available thereunder as shall be necessary (a) to make timely payment of the principal or purchase price of and interest on the Series 1990A Bonds to the extent other Available Moneys in the Bond Fund are not available for such payment in accordance with the provisions of Section 5.2 of this Indenture and (b) to make timely payments as provided in
Section 5.6 hereof.

     The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to take such actions as the Trustee determines are necessary to realize moneys under an Alternate Credit Facility, if any, in accordance with the amounts available thereunder as shall be necessary to make timely payment of principal or purchase price and interest on the Series 1990A Bonds to the extent other Available Moneys are not available for such payment in accordance with the provisions of Sections 4.1(b) (iii) and 5.2 of this Indenture, as the case may be.

     Section 5.4. Investment of Moneys. Any moneys held as part of the Bond Fund or the Construction Fund shall be invested and reinvested by the Trustee in accordance with the provisions of Section 3.2 of the Agreement; provided that moneys held in the Bond Fund which are proceeds of a drawing under the Letter of Credit shall not be invested. Any moneys held as part of the Rebate Fund shall be invested by the Trustee in accordance with Section 3.7 hereof. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund for which they were made. With respect to the Bond Fund, the Construction Fund and the Rebate Fund the interest accruing thereon, any profit realized from such investments and any loss resulting from such investments shall be credited or charged in accordance with Section 3.2 of the Agreement. The Trustee shall sell and reduce to cash a sufficient amount of such investments of the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of, or premium, if any, or interest on, the Bonds when due.

     The Trustee may make any and all investments through its own bond department. Any interest, profit or loss on such investments shall be credited or charged to the respective funds from which such investments are made. The Trustee may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and the Trustee shall not be liable or responsible for any loss resulting from such investment. For purposes of this Section, any interest-bearing deposits, including certificates of deposit, issued by or on deposit with the Trustee shall be deemed to be investments and not deposits.

     The Issuer covenants with the holders of all Bonds at any time outstanding that it will make no use of the proceeds of any of the Bonds or any other funds which will cause any of the Bonds to be "arbitrage bonds" subject to federal income taxation by reason of Section 148 of the 1986 Code and any applicable regulations promulgated thereunder or under Section 103(c) of the 1954 Code. To that end, so long as any of the Bonds are outstanding, the Issuer, with respect to the proceeds of the Bonds or any other funds, shall comply with all requirements of said Section 148 and of all regulations of the United States Department of the Treasury promulgated thereunder and under Section 103(c) of the 1954 Code, to the extent that such requirements are, at the time, applicable and in effect.

     Section 5.5. Assignment to Trustee; Enforcement of Obligations. (a) The Issuer hereby transfers, assigns and sets over to the Trustee all of the Revenues and any and all rights and privileges it has under the Agreement, except the Issuer's right to receive payments under Sections 4.2(c), 6.3, 8.2 and 8.3 of the Agreement and except any payments made by the Company for deposit in the Rebate Fund, but including, without limitation, the right to collect and receive directly all of the Revenues and the right to hold and enforce any security interest, and any

Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee, and shall forthwith be paid by the Issuer to the Trustee. The Trustee also shall be entitled to enforce the terms, covenants and conditions of, and preserve and protect the priority of its interest in and under, the Agreement, the Letter of Credit or any Alternate Credit Facility and any other security agreement with respect to the Project, and to require compliance with all covenants, agreements and conditions on the part of the Issuer contained in this Indenture with respect to the Revenues. The assignment of the Agreement shall not constitute a grant by the Issuer to the Trustee of any right to participate in the management of the Project.

     Section 5.6. Letter of Credit.

          (a) The Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of principal of and interest on the Series 1990A Bonds required to be made from the Bond Fund whether upon an interest Payment Date, acceleration, redemption or otherwise, and to pay the purchase price of Series 1990A Bonds as provided in Section 4.1(b)(iii) hereof.

          (b) The Letter of Credit shall be the irrevocable obligation of the Credit Bank to pay to the Trustee, upon request made with respect to the Series 1990A Bonds related thereto and in accordance with the terms thereof, (i) an amount not exceeding the aggregate principal amount of such Series 1990A Bonds to pay (A) principal of such Bonds when due whether upon acceleration, redemption or otherwise, or (B) the portion of the redemption or purchase price of Series 1990A Bonds not remarketed on the date on which such series 1990A Bonds are to be redeemed, according to the terms of the Depository Agreement, plus accrued interest to the date on which such Series 1990A Bonds are to be redeemed, plus (ii) an amount not exceeding to 220 days' interest accrued on the outstanding Series 1990A Bonds, computed at a rate of 15% per annum to pay interest on the Series 1990A Bonds on or prior to its expiration date as described therein.

          (c) The Letter of Credit relating to the Series 1990A Credit hall terminate on the earliest of (i) the honoring by the Bank of the last drawing available to be made under the Letter of Credit, (ii) August 8, 1995 or such later date as may result from any extension thereof, (iii) the date on which the principal amount of and interest on the Series 1990A Bonds shall


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

have been paid in full or deemed paid in full pursuant to Article X hereof, and
(iv) the Optional Termination Date.

          (d) The Credit Bank's obligation under the Letter of Credit will be reduced to the extent of any redemption of Series 1990A Bonds pursuant to
Article IV hereof and any drawing thereunder subject to reinstatement as provided in the Letter of Credit.

     When a drawing is made to enable the Trustee to redeem series 1990A Bonds delivered to the Depository Agent, Series 1990A Bonds in an aggregate principal amount equal to the amount of the portion of the redemption price equal to principal shall be delivered to the Trustee for cancellation.

          (e) If at any time there shall have been delivered to the Trustee (i) a Substitute Letter of Credit pursuant to Section 4.5(b) of the Agreement, (ii) an opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit to the Trustee is lawful under applicable law and permitted under the Agreement and complies with the terms of the Agreement and that the delivery of such Substitute Letter of Credit will not adversely affect the exclusion from federal gross income of interest paid on the Series 1990A Bonds, and (iii) written evidence from Moody's, if the Series 1990A Bonds are rated by Moody's, and S&P, if the Series 1990A Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit for the Letter of Credit will not by itself result in a reduction or withdrawal of its ratings of the Series 1990A Bonds from those which then prevail, then the Trustee shall accept such Substitute Letter of Credit and upon the effective date of the Substitute Letter of Credit, promptly give notice to the previous Credit Bank and no later than two Business Days thereafter surrender the previously held Letter of Credit to the Credit Bank, in accordance with the terms of such Letter of Credit, for cancellation. If at any time there shall cease to be any Series 1990A Bonds Outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Credit Bank, in accordance with the terms of the Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof. Neither the surrender of the Letter of Credit nor confirmation in writing shall be deemed to be a condition precedent to any termination of the Letter of Credit hereunder.


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

          (f) At any time, the Company may direct the Trustee in writing to surrender the Letter of Credit to the Credit Bank for cancellation on the Optional Termination Date, which date shall be specified by the Company. Notwithstanding the foregoing, the Optional Termination Date shall not be earlier than the 46th day following the date the Trustee shall give the notice to Bondholders described in Section 4.3(b) hereof, unless a Substitute Letter of Credit has been provided in accordance with Section 5.6(e) hereof.

     Section 5.7. Alternate Credit Facility. The Trustee acknowledges that the Company may, at its option, provide an Alternate Credit Facility relating to the Series 1990A Bonds. If the company chooses to provide an Alternate Credit Facility, when there shall have been delivered (a) to the Trustee on behalf of the Issuer an Alternate Credit Facility pursuant to Section 4.5(c) of the Agreement and (b) to the Issuer and the Trustee an opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is lawful under applicable law and permitted under the Agreement and complies with the terms of the Agreement and that the delivery of such Alternate Credit Facility will not adversely affect the exclusion from federal gross income of interest paid on the Series 1990A Bonds, then the Trustee shall accept such Alternate Credit Facility and upon the effective date of such Alternate Credit Facility promptly surrender any previously held Letter of Credit or an Alternate Credit Facility in accordance with the terms thereof for cancellation, provided, however, that unless the Company also provides to the Trustee written evidence from Moody's, if the Series 1990A Bonds are rated by Moody's, and S&P, if the Series 1990A Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that its substitution will not, by itself, result in a reduction or withdrawal of its ratings of the Series 1990A Bonds from those which then prevail, the effective date of such Alternate Credit Facility shall not be earlier than the thirtieth day following Notice by Mail by the Trustee to the holders of the Series 1990A Bonds, advising such holders of such Alternate Credit Facility; the effective date thereof; and whether, as of the date of delivery of such Alternate Credit Facility, the rating(s), if any, of the Series 1990A Bonds, are expected by the Company to be reduced or withdrawn. If at any time there shall cease to be any Series 1990A Bonds Outstanding hereunder, the Trustee shall promptly surrender any Alternate Credit Facility in accordance with the terms thereof for cancellation. The Trustee shall comply with the procedures set forth in such Alternate Credit Facility relating to the termination thereof. Neither the surrender of an Alternate Credit Facility nor confirmation in writing shall be deemed to be a condition precedent to any termination of such Alternate Credit Facility hereunder.

     Section 5.8. Repayment to Company. When there are no longer any Bonds Outstanding, and all fees, charges and expenses of the Trustee, the Depository Agent and any Paying Agents have been paid or provided for, and all expenses of the Issuer relating to the Project and this Indenture have been paid or provided for, and all other amounts payable hereunder, under the Agreement and under the Reimbursement Agreement have been paid, and this Indenture has been discharged and satisfied, the Trustee shall, upon written direction of an Authorized Company Representative, which direction shall certify that all such fees, charges and expenses have been paid or provided for, pay to the Company any amounts remaining in any fund established and held hereunder.

                                   ARTICLE VI

                             Covenants of the Issuer

          Section 6.1. Payment of Principal and Interest. The Issuer shall punctually pay, but only out of Revenues as herein provided, the principal and the interest (and premium, if any) to become due in respect of every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be cancelled and shall thereafter be redelivered to, or upon the order of, the Issuer, unless destroyed as provided in Section 11.4 hereof.

     Section 6.2. Extension or Funding of Claims for Interest. The Issuer shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with consent of the Issuer, such claim for interest so extended or funded shall not be entitled in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest which shall not have been so extended or funded.

     Section 6.3. Paying Agents. The Issuer, with the written approval of the Trustee and the Company, may appoint and at all times have one or more Paying Agents (which shall meet the qualifications set forth in Section 8.11 hereof) in such place or places as the Issuer may designate, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. All provisions of Article VIII which apply to the exculpations, protections, immunities and pre-Event of Default standard of care of the Trustee shall apply to the Depository Agent and any Paying Agent appointed hereunder. The Trustee shall make such arrangements with any such Paying Agent as may be necessary to provide for, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of and interest and premium, if any, on the Bonds presented at either place of payment.

     Section 6.4. Preservation of Revenues; Amendment of Documents. The Issuer shall not take any action (a) to interfere with or impair the pledge and assignment hereunder of Revenues and the assignment to the Trustee of rights under the Agreement, (b) to interfere with or impair the Trustee's enforcement of any rights thereunder, or (c) which affects the rights, duties or obligations hereunder of the Trustee without the prior written consent of the Trustee. The Trustee may give such written consent, and may itself take any such action or consent to an amendment or modification to the Agreement, the Reimbursement Agreement or the Letter of Credit, or to any other document, instrument or agreement relating to the security for the Bonds, only with the prior written consent of the Credit Bank and only if (i) (A) in the opinion of the Trustee, such action or such amendments or modifications will not adversely affect the interests of the holders of the Bonds or result in any impairment of the security hereby given for the payment of the Bonds, or (B) the Trustee first obtains the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the then outstanding series of Bonds to be materially affected by such amendments or modifications; and (ii) such amendments or modifications will not have the effect of extending the time for payment of or reducing the amount due and payable by the Company pursuant to the Agreement or by the Credit Bank under the Letter of Credit.

     Section 6.5. Compliance with Indenture. The Issuer shall not issue, or permit to be issued, any Bonds secured or payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not cause any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

     Section 6.6. Other Liens. So long as any Bonds are outstanding, the Issuer shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Revenues, other than the lien of this Indenture.

     Section 6.7. Further Assurances. Whenever and so often as requested so to do by the Trustee, the Issuer shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Bondholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.

                                   ARTICLE VII

                                     Default

     Section 7.1. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an "Event of Default" hereunder:

          (a) Failure to make payment of any installment of interest upon any Series 1990A Bond when the same shall have become due and payable;

          (b) Failure to make due and punctual payment of the principal of and premium, if any, on any Series 1990A Bond at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by declaration;

          (c) The occurrence of an "Event of Default" under the Agreement;

          (d) An Act of Bankruptcy of the Company;

          (e) During the term of the Letter of Credit, the Trustee shall have received written notice from the Credit Bank that an "event of default" has occurred and is continuing under the Reimbursement Agreement;

          (f) Default by the Issuer in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Series 1990A Bonds contained, and the continuance of such default for a period of thirty (30) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer and the Company by the Trustee, or to the Issuer, the Company and the Trustee by the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Series 1990A Bonds at the time Outstanding.

     No default specified in (f) above shall constitute an Event of Default unless the Issuer and the Company shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected. With regard to any such alleged default concerning which notice is given to the Company under the provisions of this Section, the Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation the nonperformance of which is alleged in said notice to constitute a default in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

     Upon the occurrence of an Event of Default under Section 7.1(e) the Trustee shall, or upon the occurrence and continuation of any other event of default under this Section 7.1 the Trustee may, and upon the written request of either the holders of not less than twenty-five percent (25%) in aggregate principal amount of Series 1990A Bonds then Outstanding or the Credit Bank if a Letter of Credit is Outstanding, shall by notice in writing delivered to the Company with copies of such notice being sent to the Issuer, the Credit Bank and the Remarketing Agent, declare the principal of all Series 1990A Bonds then Outstanding and the interest accrued thereon to the date of such declaration immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. If the Letter of Credit is in effect, the interest shall cease to accrue on the Series 1990A Bonds from and after the date of said declaration. No later than one Business Day following any such declaration, the Trustee shall draw on the Letter of Credit, if any, as provided in Section 7.2 hereof, or shall initiate such actions as necessary to realize moneys under an Alternate Credit Facility, if any, which are permitted under the terms thereof. Upon any such declaration the Trustee shall declare all amounts payable under Section 4.2(a) of the Agreement to be immediately due and payable in accordance with Section 6.2 of the Agreement and may exercise and enforce such rights as exist under the Agreement.

     The preceding paragraph, however, is subject to the condition that (with respect to the occurrence of an Event of Default other than an Event of Default under Section 7.1(e)) if, at any time after the principal of the Series 1990A Bonds shall have been so declared due and payable, and before any drawing has been made under the Letter of Credit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the series 1990A Bonds matured prior to such declaration and all matured installments of interest (if any)


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upon all the Series 1990A Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Series 1990A Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Series 1990A Bonds then Outstanding, by written notice to the Issuer and to the Trustee, may, on behalf of the holders of all the Series 1990A Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon; and provided further that there shall not be rescinded or annulled any such declaration which follows an event described in Section 6.1(d) of the Agreement.

     Notwithstanding the foregoing, for so long as the Letter of Credit is in effect and the Credit Bank is not in default thereunder, the Trustee may not take any action with respect to an Event of Default other than an Event of Default under Sections 7.1(a) and (b) hereof without the prior written consent of the Credit Bank; provided, however, no consent of the Credit Bank shall be necessary to draw under the Letter of Credit if the Series 1990A Bonds have been declared to be due and payable (i) as a result of an Event of Default under
Section 7.1(a) or 7.1(b) hereof, or (ii) with the prior consent of the Credit Bank.

     Section 7.2. Drawing Under Letter of Credit; Institution of Legal Proceedings by Trustee. Upon the occurrence of an Event of Default, if the principal of and interest on the Series 1990A Bonds shall have been declared to be due and payable, the Trustee shall, upon such declaration, draw on the Letter of Credit in accordance with the terms thereof no later than one Business Day following such declaration and, as soon as practicable but no later than the eighth day following such declaration, whether or not any other proceedings have been instituted, apply such funds pursuant to Section 7.3 hereof. In addition, if one or more of the Events of Default specified in Section 7.1(a), (b), (c),
(d) or (f) shall happen and be continuing, the Trustee in its discretion may and upon the written request of the holders of a majority in principal amount of the Series 1990A Bonds then outstanding and upon being indemnified to its satisfaction therefor, shall proceed to protect or enforce its rights or the rights of the holders of Series 1990A Bonds under the Act or under this Indenture, by a suit in equity or action at law,


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either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

     Section 7.3. Application of Moneys collected by Trustee. Any moneys collected by the Trustee pursuant to Sections 7.2 and 3.6 hereof shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Series 1990A Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

          First: To the payment of reasonable costs and expenses of collection, just and reasonable compensation to the Trustee for its own services and for the services of counsel, agents and employees, and all other expenses and liabilities incurred, and for advances made pursuant to the provisions of this Indenture with interest on all such advances at the rate of ten percent (10%) per annum; provided that no amounts drawn under the Letter of Credit shall be so applied.

          Second: In case the principal of none of the Series 1990A Bonds shall have become due and remains unpaid, to the payment of interest in default in the order of the maturity thereof, such payments to be made ratably and proportionately to the persons entitled thereto without discrimination or preference, except as specified in Section 6.2; provided, however, that no amounts drawn under the Letter of Credit shall be applied to the payment of Bank Bonds.

          Third: In case the principal of any of the Series 1990A Bonds shall have become due by declaration or otherwise and remains unpaid, first to the payment of principal of all Series 1990A Bonds then due and unpaid, then to the payment of interest in default in the order of maturity thereof, and then to the payment of the premium thereon, if any; in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference, except as specified in Section 6.2; provided, however, that no amounts drawn under the


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     Letter of Credit shall be applied to the payment of Bank Bonds or premium on the Series 1990A Bonds.

     Section 7.4. Effect of Delay or Omission to Pursue Remedy. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Bonds may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the trust estate; and all remedies, rights and powers of the Issuer, the Trustee and the holders of the Bonds shall continue as though no such proceedings had been taken.

     Section 7.5. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     Section 7.6. Covenant to Pay Bonds in Event of Default. The Issuer covenants that, upon the happening of any Event of Default, the Issuer will pay to the Trustee upon demand, but only out of Revenues, for the benefit of the holders of the Series 1990A Bonds, respectively, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal and premium, or both, as the case may be, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, its agents and counsel for Ordinary Services and Extraordinary Services, and reimbursement for Ordinary Expenses and Extraordinary Expenses incurred by the Trustee hereunder. In case the Issuer shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to institute proceedings at law or in equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees, subject, however, to the condition that such judgment, if


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any, shall be limited to and payable solely out of, Revenues as herein provided and not otherwise. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

     Section 7.7. Trustee Appointed Agent for Bondholders. The Trustee is hereby appointed the agent and attorney of the holders of all Bonds outstanding hereunder for the purpose of filing any claims relating to the Bonds.

     Section 7.8. Power of Trustee to Control Proceedings. In the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of the holders of a majority in principal amount of the Bonds then Outstanding, it shall have full power, in the exercise of its discretion for the best interests of the holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default hereunder, discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the holders of at least a majority in principal amount of the Bonds Outstanding hereunder opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

     Section 7.9. Limitation on Bondholders' Right to Sue. No holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the holders of at least a majority in aggregate principal amount of all Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) said holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or


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omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

     Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Bonds of any remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Bonds (subject to the provisions of Section 6.2).

     The right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such Bond out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section or Section 7.8 or any other provision of this Indenture.

     Section 7.10. Limitation of Liability to Revenues. Notwithstanding anything in this Indenture contained, the Issuer shall not be required to advance any moneys derived from the proceeds of taxes collected by the Issuer or by any governmental body or political subdivision of the State of Oregon or from any source of income of any governmental body or political subdivision of the State of Oregon or the Issuer other than the Revenues, for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. The Bonds are not general obligations of the Issuer, and are payable from and secured by the Revenues only.


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

                                  ARTICLE VIII

                                   The Trustee

     Section 8.1. Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, represents and covenants that it is fully empowered under the applicable laws and regulations of the State of New York to accept said trusts, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

          (a) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be responsible for the acts of any attorneys, agents or receivers appointed by it in good faith and without negligence, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of counsel. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

          (b) The Trustee shall not be responsible for any recital herein, or in the Bonds (except with respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or for the validity of the execution by the Issuer of this Indenture or any instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 5.4 hereof including, without limitation, any loss suffered in connection with the sale of any investment pursuant to Section 5.4 hereof.

          (c) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds with the same rights which it would have if it were not Trustee.


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

          (d) The Trustee shall be protected in acting in good faith upon any notice, request, resolution, consent, certificate, affidavit, letter, telegram or other paper or document, or oral communication or direction, believed to be genuine and correct and to have been signed or sent or given by the proper person or persons, including a certificate of any Authorized Company Representative to the effect that no Act of Bankruptcy has occurred. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding upon all future holders of the same Bond and upon Bonds issued in exchange therefor or upon transfer or in place thereof.

          (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the issuer by an Authorized Issuer Representative, as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or subsequent to the waiver, rescission or annulment of a default as provided in Article VII hereof, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a Certificate of the Issuer to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be liable in the performance of its obligations hereunder except for its negligence or willful default.

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder except failure to cause to be made any of the payments to the Trustee required to be made by Section 5.1 hereof unless the Trustee shall be specifically notified in writing of such default or Event of Default by the Issuer, the holders of at


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

least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding or the Credit Bank.

          (h) The Trustee shall not be required to give any bonds or surety in respect of the execution of its trusts and powers hereunder.

          (i) Before taking any action under Article VII hereof (except the first sentence of Section 7.2) or this Section at the request or direction of the Bondholders or the Credit Bank, the Trustee may require that a satisfactory indemnity bond be furnished by the Bondholders or that reasonable indemnity be furnished by the Credit Bank, as the case may be, for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default in connection with any action so taken.

          (j) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received and shall not be commingled with the general funds of the Trustee or any Paying Agent but need not be segregated from other funds except to the extent required by law and the provisions of this Indenture. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

          (k) The Trustee, prior to the occurrence of an Event of Default specified in Section 7.1 of this Indenture and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.


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

          (l) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) This subsection shall not be construed to limit the effect of subsection (k) of this Section;

               (ii) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Bonds outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (m) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the Project including all books, papers and records of the Issuer pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired subject to the provisions of Section 5.1 of the Agreement.

     Section 8.2. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, authorized to accept and


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

exercise the trusts herein provided, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.2, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article, and shall immediately provide Notice by Mail of such resignation to the Issuer, the Company, the Credit Bank and the holder of each Bond.

     Section 8.3. Fees, Charges and Expenses of Trustee and Paying Agent. The Trustee, and any Paying Agent, shall be entitled to payment and/or reimbursement from the Company for reasonable fees for its Ordinary Services rendered hereunder and all advances, counsel fees and other Ordinary Expenses reasonably and necessarily made or incurred by the Trustee, and any Paying Agent, in connection with such Ordinary Services hereunder, including, without limitation, any expenses incurred by the Trustee for the collection of any indebtedness under the Agreement or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in the Agreement. In the event that it should become necessary that the Trustee, and any Paying Agent, perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor from the Company, and to reimbursement from the Company for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the neglect or misconduct of the Trustee, or any Paying Agent, it shall not be entitled to compensation or reimbursement therefor; the foregoing notwithstanding, the Trustee shall be entitled to receive from the Company all Extraordinary Expenses consisting of expenses payable to the Trustee under
Section 8.3 of the Agreement. The Trustee shall be entitled to payment and reimbursement from the Company for the reasonable fees and charges of the Trustee as Bond Registrar for the Bonds. Upon the occurrence of an Event of Default and during its continuance, the Trustee and any Paying Agent shall have a first lien with right of payment prior to payment on account of interest or principal of, or premium, if any, on any Bond upon all moneys in its possession under any


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

provisions hereof for the foregoing advances, fees, costs and expenses incurred; provided, however, that the Trustee or any Paying Agent shall not have a first lien with right of payment prior to payment on account of principal of, or premium, if any, or interest on, any Bond with respect to moneys drawn under the Letter of Credit, or any Alternate Credit Facility.

     Section 8.4. Notice to Bondholders if Default or Event of Default occurs. If a default or an Event of Default occurs of which the Trustee is by subsection
(g) of Section 8.1 hereof required to take notice or if notice of default or Event of Default be given as in said subsection (g) provided, the Trustee shall promptly give written Notice thereof by Mail to the Credit Bank and, within fifteen (15) days (unless such default or Event of Default is cured or waived), to the holders of Bonds then Outstanding, provided that, except in the case of a default in the payment of the principal of, or interest on, any Bond, the Trustee may withhold such notice to the Bondholders if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders. Notwithstanding the foregoing, the provisions of this Section 8.4 shall not affect the Trustee's obligations under Section 7.2 hereof.

     Section 8.5. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of the Bonds, the Trustee may intervene on behalf of Bondholders and, subject to receipt of indemnity satisfactory to it, shall do so if requested in writing by the holders of a majority in aggregate principal amount of all Bonds then outstanding.

     Section 8.6. Successor Trustee. Any corporation or association into which the Trustee may be merged, or with which it may be consolidated, or to which it may sell, lease or transfer its corporate trust business and assets as a whole or substantially as a whole, shall be and become successor Trustee hereunder and shall be vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereunder as was its predecessor, without the execution or filing of any instrument on the part of any of the parties hereto.

     Section 8.7. Resignation by the Trustee. The Trustee may at any time resign from the trusts hereby created by giving sixty (60) days written Notice by Mail to the Issuer, the Company, the


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

Credit Bank and the holder of each Bond at that time, and such resignation shall take effect at the appointment of a successor Trustee pursuant to the provisions of Section 8.9 of this Indenture and acceptance by the successor Trustee of such trusts. If no successor Trustee shall have been so appointed and have accepted appointment within sixty (60) days of the giving of written notice by the resigning Trustee as aforesaid, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     Section 8.8. Removal of the Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee, the Issuer, the Credit Bank and the Company and signed by the holders of a majority in aggregate principal amount of Bonds then Outstanding; provided, however, that such removal shall not take effect prior to the appointment of a successor Trustee pursuant to the provisions of Section 8.9 of this Indenture and acceptance by the successor Trustee of such trusts.

     Section 8.9. Appointment of Successor Trustee. In case the Trustee hereunder shall (a) resign pursuant to Section 8.2 or 8.7 hereof, (b) be removed pursuant to Section 8.8 hereof, or (c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by a court, or otherwise become incapable of acting hereunder, a successor shall be appointed by the Issuer at the direction of the Company, with the consent of the Credit Bank (which consent shall not be unreasonably withheld) for so long as the Letter of Credit is outstanding and the Credit Bank is not in default thereunder; provided, that if a successor Trustee is not so appointed within ten
(10) days after notice of resignation is mailed or instrument of removal is delivered as provided under Sections 8.2, 8.7 and 8.8 hereof, respectively, or within ten (10) days of the Issuer's knowledge of any of the events specified herein, then the holders of a majority in aggregate principal amount of Bonds then outstanding, together with the Credit Bank for so long as the Letter of Credit is outstanding and the Credit Bank is not in default thereunder, by an instrument or concurrent instruments in writing signed by or on behalf of such holders may designate a successor Trustee. Every such successor Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing, shall, subject to Section 8.2, be eligible to serve as Trustee under the Act, having a reported capital and surplus of not less than $50,000,000 and be willing


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

to accept the trusteeship under the terms and conditions of this Indenture.

     In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
Article VIII prior to the date specified in the notice of resignation as the date when such resignation shall take effect, the holder of any Bond or the resigning Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     Section 8.10. Concerning any successor Trustees. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer, the Company, and the Credit Bank an instrument in writing accepting such appointment hereunder, and thereupon such successor shall become fully vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of its predecessor; but, nevertheless, (1) such predecessor shall, on the written request of the Issuer, execute and deliver an instrument transferring to such successor Trustee all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor hereunder and (2) such predecessor shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereby vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Company. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor Trustee in each recording office, if any, where the Indenture or a financing statement relating thereto shall have been filed or recorded.

     Section 8.11. Designation and Succession of Paying Agents; Agreement with Paying Agent. The Trustee and United States National Bank of Oregon, in Portland, Oregon, shall each be a Paying Agent for the Bonds. The Issuer shall appoint one or more additional Paying Agents for the Bonds, if so requested by the Company.


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     Each Paying Agent (other than the Trustee) agrees to hold in trust for the benefit of the holders of the Bonds or the Trustee all sums held by such Paying Agent for the payment of the principal of and premium, if any, or interest on, the Bonds, and shall give to the Trustee notice of any default by the Company upon the Bonds in the making of any such payment. Every such paying Agent appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing having a reported capital and surplus of not less than $50,000,000, if there be such an institution willing, qualified and able to accept the trust upon customary terms.

     The Issuer, at the direction of the Company, shall at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 8.1 hereof with respect to the Trustee insofar as such provisions may be applicable.

     Section 8.12. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of Oregon) denying or restricting the right of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate co-trustee. The following provisions of this Section are adapted to these ends.


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     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. Notwithstanding the foregoing, any co-trustee appointed under the provisions of this Indenture shall not automatically become the beneficiary of the Letter of Credit but must comply with the provisions of the Reimbursement Agreement in order to exercise the rights and powers of the Trustee under the Letter of Credit.

     Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Company. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee.

     Section 8.13. Trustee Protected in Relying Upon Resolution, Etc. The resolutions, ordinances, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection end authority to the Trustee for the release of property, the withdrawal of cash hereunder, or for any other action hereunder.

     Section 8.14. Successor Trustee as the Trustee of Bond Fund, Construction Fund and Rebate Fund; Paying Agent and Registrar. In the event of a change in the office of the Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee of the Bond Fund, the Construction Fund and the Rebate Fund and Registrar and Paying Agent for principal of and premium, if any, and interest on, the


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Bonds, and the successor Trustee shall become such Trustee, Registrar and Paying
Agent.

     Section 8.15. Disqualification; Conflicting Interests.

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner specified in this Article VIII.

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten (10) days after the expiration of such 90-day period, give Notice by Mail of such failure to all holders and the Credit Bank.

          (c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest if:

               (i) The Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph the Indenture dated as of October 1, 1986 between the Company and the Trustee, under which there were issued and are outstanding the Company's 8% Debentures due 1991 and 10% Debentures due 2018, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if:

                    (A) This Indenture and such other indenture or indentures are wholly unsecured, unless the Securities and Exchange Commission (the "Commission") shall have found and declared by order pursuant to
          Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939, that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as


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

          such under this Indenture and such other indenture or indentures; or

                    (B) The Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

               (ii) The Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for the Company;

               (iii) The Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

               (iv) The Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one (1) individual may be a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, depository, or in any other similar capacity, or, subject to the provisions or paragraph (a) of this subsection, to act as trustee, whether under an indenture or otherwise;

               (v) Ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively by


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     any two or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more of such persons;

               (vi) The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (A) five percent (5%) or more of the voting securities, or ten percent (10%) or more of any other class of security, of the Company, not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also the trustee, or (B) ten percent (10%) or more of any class of security of an underwriter for the Company;

               (vii) The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

               (viii)The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined) ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent (50%) or more of the voting securities of the Company; or

               (ix) The Trustee owns, on June 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (vi), (vii) or (viii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of


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

     the preceding sentence shall not apply, for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after June 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such June 15. If the Company fails to make payment in full under the Agreement for the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (vi), (vii) and (viii) of this subsection.

     The specification of percentages in paragraphs (v) to (ix) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (iii) or
(vii) of this subsection.

     For the purposes of paragraphs (v), (vii), (viii) and (ix) of this subsection only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (I) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (B) above, or (II) any security which it holds as collateral security under this Indenture, irrespective of any default


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hereunder or (III) any security which it holds as agent for collection, or as custodian, escrow agent, or depository, or in any similar representative capacity.

          (d) For the purposes of this Section:

               (i) The term "underwriter" when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

               (ii) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

               (iii) The term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

               (iv) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (v) The term "Company" means any obligor upon the Agreement.


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               (vi) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

               (i) A specific percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital share, and the number of units if relating to any other kind of security.

               (iv) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                    (A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                    (B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;


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

                    (C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                    (D) securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     Section 8.16. Preferential Collection of Claims Against Company.

          (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four (4) months prior to a default, as defined in subsection (c) of this Section or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Bondholders and the holders of other indenture securities (as defined in subsection (c) of this Section):

               (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four (4) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection, or


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

     from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

               Nothing herein contained, however, shall affect the right of the
     Trustee:

                    (A) to retain for its own account (I) payments made on account of such claim by any person (other than the Company) who is liable thereon, and (II) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (III) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law;

               (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) month period;

               (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) month Period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this section would occur within four (4) months; or

               (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property


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

     held as security for such claim as provided in paragraph (B) or (C),\ as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four (4) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, and Bondholders and the holders of other indenture securities in such manner that the Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders and the


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holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any security or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     The Trustee which has resigned or been removed after the beginning of such four (4) month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four (4) month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

               (I) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four (4) month period; and

               (II) such receipt of property or reduction of claim occurred within four (4) months after such resignation or removal.

          (b) There shall be excluded from the operation of subsection (a) of this Section any amounts drawn under the Letter of Credit, or a creditor relationship arising from:

               (i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

               (ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at the time be subject to the lien on this Indenture or of discharging tax liens or other prior liens or


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

     encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

               (iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

               (iv) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (iii) of this Section;

               (v) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

               (vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (II) of this Section.

          (c) For the purposes of this Section only:

               (i) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

               (ii) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of this Section and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account.

               (iii) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

               (iv) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance, or obligation.

               (v) The term "Company" means any obligor upon the Agreement.

     Section 8.17. Reports by the Trustee.

          (a) The term "reporting date," as used in this Section, means June 1 of each year, commencing on June 1, 1991. Within sixty (60) days after the reporting date in each year, the Trustee shall transmit by first-class mail to all Bondholders, as their names and addresses appear in the list of Bondholders required by the terms of Section 2.5 of this Indenture to be kept by the Trustee, and the Credit Bank, a brief report dated as of such reporting date with respect to:

               (i) its eligibility under Section 8.2 and qualification under
     Section 8.15, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

               (ii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not

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     more than 1/2 of one percent (.005%) of the principal amount of the Bonds
     Outstanding on the date of such report;

               (iii) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Agreement) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefore, except an indebtedness based on a creditor relationship arising in any manner described in Section 8.16(b)(ii), (iii), (iv) or
     (vi);

               (iv) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (v) any additional issue of Bonds which the Trustee has not previously reported; and

               (vi) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 8.4.

          (b) The Trustee shall transmit by first-class mail to all Bondholders, as their names and addresses appear in the list of Bondholders required by the terms of Section 2.5 hereof to be kept by the Trustee, and the Credit Bank a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report to the Bondholders such advances if such advances remaining unpaid at any time aggregate ten percent (10%) or less of the principal amount of the Bonds Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

          (c) A copy of each such report shall, at the time of transmission to the Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed, if any, and also with the Commission in the event this Indenture is qualified under the Trust Indenture Act of 1939, as amended. The company will notify the Trustee when the Bonds are listed on any stock exchange.

                                   ARTICLE IX

                            Modification of Indenture

     Section 9.1. Modification without Consent of Bondholders. The Issuer and the Trustee, from time to time and at any time, (with the consent of the Credit Bank during the term of the Letter of Credit) and subject to the conditions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof, for any one or more of the following purposes:

          (a) to add to the covenants and agreements of the Issuer in this Indenture contained, other covenants and agreements thereafter to be observed, or to assign or pledge additional security for the Bonds (including an Alternate Credit Facility), or to surrender any right or power herein reserved to or conferred upon the Issuer, provided, that no such covenant, agreement, assignment, pledge or surrender shall materially adversely affect the interests of the holders of the Bonds;

          (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture or in regard to matters or questions arising under this Indenture, and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds;

          (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof or thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which shall not adversely affect the interests of the holders of the Bonds;

          (d) to provide for the issuance of Additional Bonds;

          (e) to modify, amend or supplement this Indenture or any indenture supplemental hereto, as the Issuer may deem necessary or desirable and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds in connection with an Alternate Credit Facility;

          (f) to provide procedures permitting Bondholders to utilize an uncertificated system of registration for Bonds; or

          (g) to comply with the requirements of Moody's or S&P so long as such requirements do not impair the security of the bondholders.

     Any Supplemental Indenture authorized by the provisions of this section may be executed by the Issuer and the Trustee without the consent of (or notice to) the holders of any of the Bonds at the time Outstanding, notwithstanding any of the provisions of Section 9.2, but (i) the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, and (ii) the Trustee shall not enter into any such Supplemental Indenture without first obtaining the written consent of the Company.

     Section 9.2. Modification with Consent of Bondholders. With the consent of the Credit Bank (during the term of the Letter of Credit) and the holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the then Outstanding Bonds, evidenced as provided in Section 11.7, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture; provided, however, that no such Supplemental Indenture shall (i) extend the fixed maturity of any Bond or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (ii) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such Supplemental Indentures, or extend the time of payment or reduce the amount of any sinking fund payment, or permit the creation of any lien on the Revenues prior to or on a parity with the lien of this Indenture, except as permitted herein, or permit the creation of any preference of any Bondholder over any other Bondholder or deprive the holders of the Bonds of the lien created by this Indenture upon the Revenues, without the consent of the holders of all the Bonds then Outstanding. Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Company, the Credit Bank and the Bondholders, as aforesaid, the Trustee shall join with the Issuer in the execution of such Supplemental Indenture, unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

     It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Trustee shall give Notice by Mail, setting forth in general terms the substance of such Supplemental Indenture, to each bondholder at the address contained in the bond register maintained by the Trustee. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     Section 9.3. Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all holders of Outstanding Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.4. Opinion of Counsel as to Supplemental Indenture. Subject to the provisions of Section 8.1, the Trustee may receive an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to the provisions of this Article IX complies with the requirements of this Article IX.

     Section 9.5. Notation of Modification on Bonds; Preparation of New Bonds. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee, as to any matter provided for in such Supplemental Indenture, and if such Supplemental Indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such Supplemental Indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Bonds then Outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.

                                    ARTICLE X

                                   Defeasance

     Section 10.1. Discharge of Indenture. If the entire indebtedness on all Bonds Outstanding shall be paid and discharged in any one or more of the following ways:

          (a) by the payment of the principal (including redemption premium, if any) and interest on Bonds Outstanding, as and when the same become due and payable; or

          (b) by the delivery to the Trustee, for cancellation by it, of all Bonds Outstanding;

and if all other sums payable hereunder by the Issuer shall be paid and discharged, then thereupon this Indenture shall cease, terminate and become null and void (except as to any surviving rights of payment, registration, transfer or exchange of Bonds) and thereupon the Trustee shall, upon Written Request of the Issuer, and upon receipt by the Trustee of a Certificate of the Issuer and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction and discharging this Indenture. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Issuer and the Trustee to charge and be reimbursed by the company for any expenditures which it may thereafter incur in connection herewith.

     During any period that a Letter of credit is in effect, any Series 1990A Bond shall be deemed to be paid within the meaning of this Indenture when such Series 1990A Bond is paid from moneys on deposit in the Bond Fund which are Available Moneys.

     During any period that a Letter of Credit is not in effect, any Bond shall be deemed to be paid within the meaning of this Indenture when (a) payment of the principal and premium, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably setting aside exclusively for such Payment (1) moneys sufficient to make such payment and/or

(2) Government obligations maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys to make such payment, and (b) all necessary and proper fees, compensation and expenses of the Issuer and the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Issuer and the Trustee. At such times as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations.

     The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered which the Issuer or the Company lawfully may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

     Section 10.2. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of Available Moneys in the necessary amount (as provided in Section 10.4) to pay or redeem an outstanding series of Bonds (whether upon or prior to their maturity or the redemption date of such series of Bonds), provided that, if such series of Bonds is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in
Article IV provided or provision satisfactory to the Trustee shall have been made for giving such notice, all liability of the Issuer and the Company in respect of such series of Bonds shall cease, terminate and be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Section 10.3.

     Section 10.3. Payment of Bonds after Discharge of Indenture. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed for two years after the principal of all the Outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Company upon its written request, and the holders of such Bonds shall thereafter be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease. In the event of the repayment of any such moneys to the company as aforesaid, the holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Company for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the company (without interest thereon).

     Section 10.4. Deposit of Money or Securities With Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Construction Fund) and shall be:

          (a) lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all unpaid interest thereon to maturity, except that, in the case of Bonds which are to be redeemed prior to maturity, notice of such redemption and of such deposit shall have been given as in
Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

          (b) Government Obligations the principal of and the interest on which when due will provide money in amounts and at times sufficient to pay the principal, redemption price or purchase price in lieu of redemption of and all unpaid interest to maturity, or the redemption date, as the case may be, on the Bonds to be paid or redeemed, as such principal or redemption price and interest become due, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption and of such deposit shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice; provided, in case of clause (a) or (b) above, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Written Request of the Issuer) to apply such money to the payment of such principal or redemption price and interest with respect to such Bonds.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1. Successors of Issuer. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Issuer shall hereafter be transferred by any law of the State of Oregon, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Issuer, then the body or official of the State of Oregon who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Issuer as in this Indenture provided.

     Section 11.2. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Issuer, the Trustee, the Company, and the holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the company, and the holders of the Bonds issued hereunder.

     Section 11.3. Waiver of Notice. Whenever in this Indenture the giving of Notice by Mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 11.4. Destruction of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Bonds, the Trustee may, upon the written request of the Issuer, in lieu of such cancellation and delivery, destroy such Bonds, in the presence of an officer of the Issuer (if the Issuer shall so require), and deliver a certificate of such destruction to the Issuer.

     Section 11.5. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     Section 11.6. Notices. It shall be sufficient service of any notice, request, complaint, demand or other paper on the Issuer, the Trustee, the Company or the Credit Bank if the same shall be duly mailed by registered or certified mail, postage prepaid, addressed as follows:

      To the Issuer:               Port of St. Helens, Oregon
                                   P.O. Box 598
                                   St. Helens, Oregon  97051
                                   Attention:  General Manager

      To the Company:              Portland General Electric Company
                                   121 S.W. Salmon Street
                                   Portland, Oregon  97204
                                   Attention:  Treasurer

      To the Trustee               Chemical Bank
                                   55 Water Street, Suite 1820
                                   New York, NY 10041
                                   Attn:   Corporate Trustee
                                            Administration Department

      To the Credit Bank:          Swiss Bank Corporation,
                                    San Francisco Branch
                                   101 California Street
                                   San Francisco, CA 94111
                                   Attn:  Letters of Credit Department

     The Issuer, the Trustee, the Company and the Credit Bank may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Trustee to the other shall also be given to the Company and to the Credit Bank.

     Section 11.7. Evidence of Rights of Bondholders.

          (a) Any request, consent, demand for redemption or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or duly appointed in writing. Proof of the execution of any such request, consent, demand for redemption or other instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee, and of the Issuer if made in the manner provided in this Section.

          (b) The fact and date of the execution of any person of any such request, consent, demand for redemption or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent, demand for redemption or other instrument or writing acknowledged to him the execution thereof.

          (c) The ownership of registered Bonds shall be proved by the Bond register maintained by the Trustee pursuant to Section 2.5 hereof. The fact and the date of execution of any request, consent or other instrument by the person so executing such request, consent or other instrument may also be proved in any manner which the Trustee may deem sufficient. The Trustee nay nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

     Any request, consent, demand for redemption or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of any Bond issued in exchange therefor or in lieu thereof or on registration or transfer thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such request, consent, demand for redemption or vote.

          (d) In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, by the Company or by any other direct or indirect obligor on the Bonds (other than the Credit Bank), or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company, or any such other direct or indirect obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this subsection (d) if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company or any such other direct or indirect obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          (e) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Bondholders upon such notice and in accordance with such rules and regulations as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

     Section 11.8. Waiver of Personal Liability. No member, officer, agent or employee of the Issuer, and no officer, official, agent or employee of the State of Oregon or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

     Section 11.9. Applicable Law. The power and authority of the Issuer to issue the Bonds and the rights and obligations of the Issuer hereunder shall be governed by and construed in accordance with the laws of the State of Oregon; otherwise this Indenture shall be governed by and construed in accordance with the laws of the State of New York. Without limiting the generality of the foregoing, the duties, liabilities, rights, privileges and immunities of the Trustee in relation to the Company, the Credit Bank and the holders of the Bonds shall be governed exclusively by and construed in accordance with the laws of the State of New York.

     Section 11.10. Publication of Notices. Any publication of notice to be made under the provisions of this Indenture may be made in each instance upon any Business Day, and no such publication shall be required if such Notice is given by Mail to the holders of all Bonds then Outstanding.

     Section 11.11. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Port of St. Helens, Oregon, has caused these presents to be signed in its name and behalf by its President and attested by its Secretary, and to evidence its acceptance of the trusts hereby created Chemical Bank has caused these presents to be signed in its name and behalf of an authorized officer, and the same to be attested by one of its authorized officers, all as of the first day of August, 1990.

                                       PORT OF ST. HELENS, OREGON


                                       By /s/ [illegible]
                                          -----------------------------------
                                                  President

Attest:

/s/ [illegible]
--------------------------
Secretary
                                       CHEMICAL BANK, as Trustee


                                       By
                                          -----------------------------------
                                                Senior Trust Officer

Attest:


--------------------------
Assistant Trust Officer

     IN WITNESS WHEREOF, the Port of St. Helens, Oregon, has caused these presents to be signed in its name and behalf by its President and attested by its Secretary, and to evidence its acceptance of the trusts hereby created Chemical Bank has caused these presents to be signed in its name and behalf of an authorized officer, and the same to be attested by one of its authorized officers, all as of the first day of August, 1990.

                                       PORT OF ST. HELENS, OREGON


                                       By
                                          -----------------------------------
                                                  President

Attest:


--------------------------
Secretary
                                       CHEMICAL BANK, as Trustee


                                       By /s/ [illegible]
                                          -----------------------------------
                                                Senior Trust Officer

Attest:

/s/ [illegible]
--------------------------
Assistant Trust Officer

                                                                       EXHIBIT A
                                 [FORM OF BOND]
                            UNITED STATES OF AMERICA
                                 STATE OF OREGON

R-                              PORT OF ST. HELENS                   $
                     VARIABLE RATE DEMAND POLLUTION CONTROL
                           REVENUE BOND, SERIES 1990A
                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)

MATURITY DATE: AUGUST 1, 2014      DATED: AUGUST 8, 1990        CUSIP: 735328AJ5

  -------------------------------------------------------
  |                                                      |
  |  THE FOLLOWING INFORMATION SHOULD BE COMPLETED ONLY  |  INTEREST RATE PERIOD
  |  FOR BONDS BEARING INTEREST AT A FLEXIBLE INTEREST   |    IF OTHER THAN
  |  RATE:                                               |   FLEXIBLE INTEREST
  |                                                      |    RATE PERIOD
  |    LAST DAY                                          |
  |   OF FLEXIBLE                                        |
  |    INTEREST      NUMBER                              |
  |      RATE        OF DAYS     INTEREST    INTEREST    |
  |     PERIOD       IN PERIOD     RATE      PAYABLE     |
  |     ------       ---------     ----      -------     |
  |                                           $          |
  -------------------------------------------------------

REGISTERED OWNERS:
PRINCIPAL AMOUNT:                                                        DOLLARS

     The Port of St. Helens, Oregon, a municipal corporation of the State of Oregon (the "Issuer"), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of Revenues as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date of initial authentication hereof (except as otherwise provided in the Indenture, as hereinafter defined) until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture, and to pay (but only out of Revenues as hereinafter provided) interest on overdue principal and to the extent permitted by law, on overdue interest, at the rate of 10% per annum, except as the provisions hereinafter set forth with respect to redemption prior to maturity or purchase in lieu of redemption may become applicable hereto, the principal of and premium, if any, on this Bond being payable at final maturity or redemption in lawful money of the United States of America at the principal corporate trust office of Chemical Bank in New York, New York as Trustee, or its successor in trust (the "Trustee"). Payment of the interest due on any Interest Payment Date shall be made to the person appearing on the bond registration books of the Registrar as the holder thereof on the Record Date with respect to such Interest Payment Date (or, in the case of interest on a Bond bearing interest at a Flexible Interest Rate, to the registered owner hereof or its assigns on the Interest Payment Date), such interest to be paid to such holder (i) during any Term Interest Rate Period of six months or more, by clearinghouse check or draft mailed on the Interest Payment Date to such holder's address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such holder, or (ii) during any Flexible Interest Rate Period, Daily Interest Rate Period, Weekly Interest Rate Period, or Term Interest Rate Period of less than six months, in immediately available funds (by federal funds check or by deposit to the account of the holder of this Bond if such account is maintained with the Paying Agent, or by wire transfer with respect to holders of $500,000 or more in aggregate principal amount) on the Interest Payment Date, according to the instructions given by such holder to the Trustee. Chemical Bank, in New York, New York and United States National Bank of Oregon, in Portland, Oregon have been appointed as paying agents under the Indenture (as hereinafter defined). Unless the context requires otherwise, capitalized terms used herein shall have the meanings assigned to them in the Indenture.

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Bonds described in the within mentioned Indenture of Trust.

     Dated:                                     CHEMICAL BANK, as Trustee
           -------------------------

                                                By:
                                                    ----------------------------
                                                     Authorized Officer


LS2.A(PF)                              A-2                             08/06/90

     THIS BOND IS A LIMITED OBLIGATION OF THE PORT OF ST. HELENS, OREGON AND SHALL NOT CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE PORT OF ST. HELENS, OREGON OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWER.

     No member or officer of the Issuer, nor any person executing this Bond, shall in any event be subject to any personal liability or accountability by reason of the issuance of the Bonds.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF SET FORTH HERE IN FULL.

     It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of Oregon and that the amount of this Bond, together with all other indebtedness of the Issuer, does not exceed any limit prescribed by the Constitution or statutes of the State of Oregon.

     THIS BOND SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE, OR BECOME VALID OR OBLIGATORY FOR ANY PURPOSE, UNTIL THE CERTIFICATE OF AUTHENTICATION HEREON ENDORSED SHALL HAVE BEEN SIGNED BY THE TRUSTEE.

      IN WITNESS WHEREOF, the Port of St. Helens, Oregon has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its President and attested by the facsimile signature of its Secretary, all as of the above date.

                                  PORT OF ST. HELENS, OREGON

                                  ATTEST:                  BY:

                                  ----------------------   ---------------------
                                  Secretary                President


LS2.A(PF)                              A-3                             08/06/90

                            [FORM OF REVERSE OF BOND]

     This Bond is one of a duly authorized issue of bonds of the Issuer designated as the "Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds, Series 1990A (Portland General Electric Company Project)" (the "Series 1990A Bonds"), limited in aggregate principal amount as provided in, and issued under and secured by, an Indenture of Trust, dated as of August 1, 1990 (the "Indenture"), between the Issuer and Chemical Bank as Trustee. The Indenture also permits the issuance of additional series of bonds thereunder. (The Series 1990A Bonds and such additional series of bonds are sometimes collectively referred to herein as the "Bonds"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Series 1990A Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the registered owner of this Series 1990A Bond, by acceptance hereof, assents and agrees. Unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in the Indenture.

     The Series 1990A Bonds are authorized to be issued pursuant to the applicable provisions of chapter 777 of the Oregon Revised Statutes, as amended. The Series 1990A Bonds are limited obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues. Pursuant to a Lease and Sublease Agreement (the "Agreement"), dated as of August 1, 1990, between the Issuer and Portland General Electric Company (the "Company"), the company has leased the Project to the Issuer, which has subleased the Project back to the Company for Rental Payments in an amount sufficient to provide for the payment when due of the principal of, premium, if any, and interest on the series 1990A Bonds. The Company's obligation to make Rental Payments is secured by the delivery of a letter of credit of Swiss Bank Corporation, San Francisco Branch (the "Letter of Credit"). The Letter of Credit will expire on August 8, 1995 unless earlier terminated or extended pursuant to its terms. The Company may provide for a Substitute Letter of Credit or an Alternate Credit Facility in accordance with the provisions of the Agreement and the Indenture. A Substitute Letter of Credit must meet certain requirements set forth in the Agreement, including the requirement that such substitution will not, by itself, result in a


LS2.A(PF)                              A-4                             08/06/90
reduction or withdrawal of the ratings, if any, then assigned to the Series 1990A Bonds by Standard & Poor's Corporation.

     The Series 1990A Bonds are issuable as fully registered bonds, without coupons, in denominations of $100,000 and integral multiples thereof during any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than six months; in denominations of $5,000 and integral multiples thereof during any Term Interest Rate Period of six months or more; and in integral multiples of $1,000 with a minimum denomination of $100,000 during any Flexible Interest Rate Period (herein "Authorized Denominations"). Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Series 1990A Bonds may be exchanged at the Principal Office of the Trustee, initially located in New York, New York, for a like aggregate principal amount of Series 1990A Bonds of other Authorized Denominations.

     This Series 1990A Bond is transferable by the registered owner hereof, in person, or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Series 1990A Bond. Upon such transfer a new fully registered Series 1990A Bond or Series 1990A Bonds, in an Authorized Denomination, for the same aggregate principal amount, will be issued to the transferee in exchange therefore. The Issuer and the Trustee may treat the registered owner hereof as the absolute owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

     The initial Interest Rate Period will be a Daily Interest Rate Period. Thereafter, the Series 1990A Bonds may bear interest at either Flexible Interest Rates, the Daily Interest Rate, the Weekly Interest Rate, or the Term Interest Rate as designated from time to time by the Company pursuant to the Indenture. The Trustee shall give notice by mail to the holders of the Series 1990A Bonds of each designation of a new Interest Rate Period, except that no designation by the Company is required and no notice will be given of a Flexible Interest Rate Period which immediately follows another Flexible Interest Rate Period.

     The Issuer has appointed Goldman, Sachs & Co. as Remarketing Agent under the Indenture.


LS2.A(PF)                              A-5                             08/06/90

     Interest on the series 1990A Bonds shall be paid on each Interest Payment Date which is: (i) with respect to each Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period, the day next succeeding the last day thereof and in addition, (a) with respect to any Daily Interest Rate Period or Weekly Interest Rate Period, the first Business Day of each calendar month, and (b) with respect to any Term Interest Rate Period of six months or more, the first day of the sixth calendar month following the effective date of such Term Interest Rate Period, and the first day of each successive sixth calendar month; (ii) with respect to a Series 1990A Bond bearing interest at a Flexible Interest Rate, the last day of the Flexible Interest Rate Period applicable thereto; and (iii) August 1, 2014. Interest shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, except that during any Term Interest Rate Period of six months or more, interest shall be computed upon the basis of a 360-day year consisting of twelve 30-day months.

     During each Daily Interest Rate Period, the Series 1990A Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on each Business Day for the next succeeding Business Day.

     During each Weekly Interest Rate Period, the Series 1990A Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day next preceding the Wednesday of each week during such Weekly Interest Rate Period for the week commencing on such Wednesday. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

     During each Term Interest Rate Period, the Series 1990A Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day preceding the first day of such Term Interest Rate Period.


LS2.A(PF)                              A-6                             08/06/90

     A Flexible Interest Rate Period for each series 1990A Bond shall be of such duration, not exceeding 180 days, as may be established by the Remarketing Agent in connection with the sale of each Series 1990A Bond and any Series 1990A Bond may bear interest at a Flexible interest Rate for a Flexible Interest Rate Period different from any other Series 1990A Bond; provided that each such Flexible Interest Rate Period shall commence on a Business Day, and end on a day which is a Business Day; provided further that, except in the case of a Flexible Interest Rate Conversion Date, the first day of a Flexible Interest Rate Period with respect to a particular Series 1990A Bond will be the last day of the immediately preceding Flexible Interest Rate Period for such Bond. The Flexible Interest Rate for each Flexible Interest Rate Period shall be effective from and including the commencement date of such period to but not including the last day thereof.

     THE FOREGOING PROVISIONS NOTWITHSTANDING, IN NO EVENT SHALL THE INTEREST RATE BORNE BY THE BONDS AT ANY TIME EXCEED FIFTEEN PERCENT (15%) PER ANNUM.

     During any Daily Interest Rate Period or Weekly Interest Rate Period and on the first day of each Term Interest Rate Period, any Series 1990A Bond or portions thereof in Authorized Denominations shall be redeemed at the option of the Bondholder, exercised as described in the Indenture, if not purchased or deemed purchased as provided in the Indenture. Each Series 1990A Bond bearing interest at a Flexible Interest Rate shall be subject to mandatory redemption or purchase on the last day of each Flexible Interest Rate Period applicable to such Series 1990A Bond, subject to the right of the holders to elect to retain their investment in such Series 1990A Bonds as described in the Indenture.

     The Bonds are subject to optional and mandatory redemption under certain conditions as provided in the Indenture.

     This Bond is subject to purchase in lieu of redemption under conditions described in the Indenture. BY ACCEPTANCE HEREOF, THE REGISTERED OWNER OF THIS BOND AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE DEPOSITORY AGENT IN LIEU OF MANDATORY REDEMPTION UNDER THE CONDITIONS DESCRIBED IN SECTION 4.1(b)(iii) OF THE INDENTURE.

     Notice of any optional or mandatory redemption, as specifically set forth in the Indenture, shall be given by the Trustee by mail not less than 30 days nor more than 60 days prior to the redemption date (except as otherwise provided in the Indenture) to the


LS2.A(PF)                              A-7                             08/06/90

Issuer and the registered owner of each Series 1990A Bond at the address shown on the registration books of the Registrar.

     No officer, agent or employee of the Company, and no officer, official, agent or employee of the Issuer shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by the Indenture.

     The registered owner of this Series 1990A Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Series 1990A Bonds then outstanding issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

     The Issuer, the Depository Agent, the Trustee, the Registrar, or any Paying Agent, and any other agent of the foregoing may treat the person in whose name this Series 1990A Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Series 1990A Bond be overdue, and neither the Issuer, the Trustee, the Depository Agent, the Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The Indenture prescribes the manner in which it may be discharged after which the Series 1990A Bonds shall no longer be secured or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Series 1990A Bonds and of payment of the principal of and redemption premium, if any, and interest on the series 1990A Bonds as the same become due and payable, including a provision that under certain circumstances the Series 1990A Bonds shall be deemed to be paid if Government Obligations, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of and redemption premium, if any, and interest on the Series 1990A Bonds, shall have been deposited with the Trustee and all necessary and proper fees, compensation and expenses of the Issuer and the Trustee shall have been paid or provided for.


LS2.A(PF)                              A-8                             08/06/90

                                  LEGAL OPINION

     I hereby certify that the following is a true copy of the signed legal opinion of Ballard, Spahr, Andrews & Ingersoll, Philadelphia, Pennsylvania, the original of which was dated and issued as of the date of delivery of and payment for the bonds referred to, and was filed with the original purchaser thereof.


                                                --------------------------------
                                                Secretary


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned do(es) hereby sell, assign and transfer unto
________________________________________________________________________________
the within-mentioned Bond and do(es) hereby irrevocably constitute and appoint __________________, attorney to transfer the same on the books of the Registrar with full power of substitution in the premises.

Dated:  ________________________              __________________________________
                                              Note:  The signature(s) to this
                                              Assignment must correspond with
                                              the name(s) as written on the face
                                              of the within Bond in every
                                              particular without alteration or
                                              enlargement or any change
                                              whatsoever.


LS2.A(PF)                              A-9                             08/06/90